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                                                                     EXHIBIT 2.1


                               PURCHASE AGREEMENT

                          dated as of January 24, 2003
                                  by and among


                                    HEI, INC.

                                       and

                             COLORADO MEDTECH, INC.






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                               PURCHASE AGREEMENT

                  PURCHASE AGREEMENT dated as of January 24, 2003, by and among HEI, Inc., a Minnesota corporation ("Purchaser"), and Colorado MEDtech, Inc., a Colorado corporation ("Seller"). Unless otherwise indicated, capitalized terms used herein are defined in Article I.

                              W I T N E S S E T H :

                  WHEREAS, Seller is engaged in the business of providing advanced medical products and designing and manufacturing outsourcing services for healthcare services conducted through the RELA and IPS Divisions of Seller (the "Business");

                  WHEREAS, Seller desires to sell, transfer and assign to Purchaser or its designated Affiliates, and Purchaser desires to (or to cause its designated Affiliates to) acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1      Definitions.
         -----------


         For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Accounts Payable" shall mean all accounts payable and operating accruals of Seller existing as of the Closing that were incurred by Seller in connection with the Business.

         "Accounts Receivable" shall mean all trade accounts receivable and due to Seller existing as of the Closing (excluding any amounts owed to Seller by any Affiliate of Seller).

         "Affiliate" shall mean, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this Agreement, the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.



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         "Agreement" shall refer to this Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

         "Ancillary Documents" shall mean the assignment and assumption agreement, bills of sale and other customary instruments, documents, certificates and agreements to be executed and delivered at the Closing, including those evidencing the conveyance of the Purchased Assets and the assumption of the Assumed Liabilities, including but not limited to the Assignment of Lease.

         "Authorization" shall refer to any domestic or foreign federal, state, local or other governmental consent, license, permit, franchise, concession, grant, registration to conduct business, authorization, approval, exemption or similar right.

         "Business Day" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in The City of New York, New York.

         "Closing" shall refer to the consummation of the several transactions provided for in Article II, all upon the terms and subject to the conditions set forth in this Agreement, which closing shall be held at the location specified in Section 7.1 on the date specified therein, and shall commence at the time specified therein but shall be deemed to have occurred at the close of business on the Closing Date.

         "Closing Date" shall refer to the day upon which the consummation of the several transactions provided for in Article II occurs.

         "Code" shall refer to the Internal Revenue Code of 1986, as amended.

         "Contaminant" shall mean, collectively, any (a) petroleum or petroleum products, or derivative or fraction thereof, explosives, radioactive materials (including radon gas), asbestos in any form that is or could become friable, urea formaldehyde foam insulation ("UFI"), and polychlorinated biphenyls ("PCBs"), and (b) any chemical, material, substance or waste, which is now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "restricted hazardous wastes," "contaminants," "pollutants" or words of similar import under any applicable Environmental Laws, including materials that are deemed hazardous pursuant to any applicable Environmental Laws due to their ignitability, corrosivity or reactivity characteristics.

         "Contracts" shall mean all written or oral contracts, agreements, leases, commitments, letters of intent, purchase orders, memoranda of understanding, memoranda of agreement and other legally binding arrangements.

         "Damages" shall refer, in respect of any obligation to indemnify any Person (including the parties hereto) pursuant to the terms of this Agreement, to any losses (including any loss of value), damages, Liabilities, out-of-pocket costs, expenses and attorneys' fees (including such costs, expenses and attorneys' fees incurred in connection with any investigation), fines and penalties, if any.


                                       2
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         "Documents" shall mean files, documents, instruments, papers, books, files, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers etc.), marketing documentation (sales brochures, flyers pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets in each case whether or not in electronic form (other than either party's organizational documents).

         "Employee Plan" shall have the meaning ascribed to such term by Section 3(3) of ERISA.

         "Environmental Authorization" shall mean any Authorization required under any applicable Environmental Laws.

         "Environmental Laws" shall mean all applicable Laws and any judicial or administrative interpretation thereof (including any applicable judicial or administrative order, consent, decree or judgment), relating to (i) the regulation and protection of health and safety, the environment and natural resources, or (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any Contaminant.

         "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means Seller and all other trades or businesses, whether or not incorporated, which together with the Seller would be deemed a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code.

         "Excluded Assets" shall mean each of the following assets (or categories of assets):

          (i) all cash and cash equivalents of Seller other than as specifically included herein as Purchased Assets;

          (ii) all Accounts Receivable of Seller;

          (iii) all inter-company receivables of Seller;

          (iv) all income tax receivables of Seller;

          (v)  all deferred income tax assets of Seller;

          (vi) all of Seller's land; and

          (vii) all assets identified on Schedules 1.1(e) and 1.1(j).



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         "Excluded Liabilities" shall mean all Liabilities of Seller arising out of, relating to or otherwise in respect of the Business on or before the Closing Date and all other Liabilities of Seller, other than the Assumed Liabilities.
The Excluded Liabilities shall include without limitation the following
Liabilities:

                  (i) all Liabilities in respect of all of the Accounts Payable on or before the Closing Date;

                  (ii) all Liabilities in respect of any and all Products sold and/or services performed by Seller on or before the Closing Date, which shall include warranty liability associated with such Products, except for Liabilities arising under the Purchased Contracts (including express and implied warranty liability);

                  (iii) all Liabilities in respect to any inter-company payables on or before the Closing Date;

                  (iv) all Liabilities arising under or pursuant to Environmental Laws to the extent arising out of or otherwise related to Seller's ownership or operation of (A) the Leased Real Properties on or prior to the Closing Date (including the release or continuing release (if existing as of the Closing) of any Contaminant, regardless of by whom) or (B) the Business on or prior to the Closing Date or (C) the Excluded Assets or any other real property formerly owned, operated, leased or otherwise used by Seller;

                  (v) Liabilities arising under or pursuant to Environmental Laws from the offsite transportation, storage disposal, treatment or recycling of Contaminants generated by and taken offsite by or on behalf of Seller prior to and through the Closing Date;

                  (vi) except to the extent specifically provided in Article X, all Liabilities arising out of, relating to or with respect to (A) the employment or performance of services, or termination of employment or services by Seller or any of its Affiliates of any individual prior to, on or after the Closing Date, (B) workers' compensation claims against Seller that relate to the period on or before the Closing Date, irrespective of whether such claims are made prior to or after the Closing, (C) any Benefit Plan maintained by Seller or its Affiliates prior to, on or after the Closing Date, or (D) any agreement or arrangement regarding the terms and conditions of employment (including agreements providing for severance pay obligations or other payments to be made upon a change in control), whether or not written, applicable to any Transferred Employee or Excluded Employee, entered into on or before the Closing Date;

                  (vii) all Liabilities arising out of, under or in connection with Contracts that are not Purchased Contracts (including, without limitation, all Contracts that are required to be disclosed pursuant to
         Section 4.8 but are not listed in Schedule 4.8) and, with respect to Purchased Contracts, Liabilities in respect of a breach by or default of Seller accruing under such Contracts with respect to any period prior to Closing;



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                  (viii) all Liabilities arising out of, under or in connection with any Indebtedness of Seller;

                  (ix) all Liabilities arising out of, under or in connection with any Employee Plan;

                  (x) all Liabilities for Taxes (A) for all taxable periods in the case of Seller and any of its Affiliates, and in the case of Taxes relating to the Excluded Assets, (B) for all taxable periods (or portions thereof) ending on or prior to (or, to the extent attributable to the portion of such period ending on the Closing Date, including) the Closing Date, in the case of Taxes relating to the Purchased Assets, and (C) for all transfer taxes and all other applicable transfer taxes applicable to the transfer of the Purchased Assets pursuant to this Agreement (other than the Colorado sales tax for which each party is one-half responsible under Section 10.5(b));

                  (xi) all Liabilities in respect of any Legal Proceedings, pending or threatened, or any claim arising out of, relating to or otherwise in respect of the Purchased Assets or the Business that is asserted or brought by any Person (including any Governmental Authority), based on any actual or alleged civil or criminal violation of Law, in each case to the extent such violation occurs on or prior to the Closing, including, to such extent, all Liabilities in respect of the items listed on Schedule 3.11;

                  (xii) all Liabilities in respect of any Legal Proceedings, pending or threatened, or any claim arising out of, relating to or otherwise in respect of the operation of the Business, in each case to the extent such Liability or claim relates to such operation on or prior to the Closing, that is asserted or brought by any Person (including any Governmental Authority), including, to such extent, all Liabilities in respect of the items listed on Schedule 3.11;

                  (xiii) all Liabilities in respect of or which relate to any Excluded Asset and all Liabilities in respect of any Legal Proceedings before or after the Closing in respect of any Excluded Asset or Excluded Liability;

                  (xiv) Liabilities relating to any shareholders agreements to which Seller is a party; and

                  (xv) all Liabilities relating to amounts required to be paid by Seller hereunder.

         "Exhibit" shall refer to one of several written Exhibits to this Agreement each of which is hereby incorporated into and made a part of this Agreement for all purposes.

         "Furniture and Equipment" shall mean all (i) furniture, fixtures, furnishings, equipment, leasehold improvements, and other tangible personal property owned by Seller, or used or held for use by Seller in the conduct of the Business, including all artwork, desks, chairs, tables, employee workstation computer equipment, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings



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and supplies, and (ii) computer hardware used or held for use by Seller in the conduct of the Business, including, without limitation, desktops, laptops, printers, scanners, servers, and copiers.

         "GAAP" shall refer to generally accepted accounting principles in the United States.

         "Governmental Authority" means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether domestic or foreign, including, without limitation, the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States or any foreign government or any state or other political subdivision thereof and any court, tribunal or arbitrator(s) or competent jurisdiction.

         "Hardware" shall mean any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

         "HEI Shares" shall mean shares of common stock, par value $0.05 per share, of Purchaser.

         "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

         "Indemnification Event" shall refer to any action, proceeding or claim for which a Person is entitled to indemnification under this Agreement.

         "Indemnitor" shall refer to the indemnifying Person in the case of any obligation to indemnify established pursuant to the terms of this Agreement.

         "Intellectual Property Licenses" means (i) any grant to a Third Party of any right to use any of the Purchased Intellectual Property, and (ii) any grant to Seller of a right to use a Third



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Party's intellectual property which is necessary for the use of any Purchased
Intellectual Property.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge of Purchaser" means the knowledge, after due inquiry, of the officers and directors of Purchaser.

         "Knowledge of Seller" means the knowledge, after due inquiry, of the officers and directors of Seller and the heads of each division of the Business.

         "Law" shall mean any federal, state, local or foreign law (including common law), constitution, statute, code, ordinance, rule, regulation, executive order, decree, governmental edict or other requirement.

         "Legal Proceedings" shall mean any judicial, administrative, regulatory or arbitration, suits, actions, claims or proceedings (whether public or private) or any governmental or regulatory suits, actions, claims or proceedings, whether domestic or foreign.

         "Liability" means any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), including any liability for Taxes.

         "Lien" shall mean any and all mortgages, security interests, liens, claims, pledges, restrictions (including restrictions on transfer), leases, title exceptions, easements, rights of way, rights of first refusal, charges or other encumbrances of any nature whatsoever.

         "Material Adverse Effect on Purchaser" shall mean any facts, events, change, circumstance or occurrence that results in or could reasonably be expected to result in (i) a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of Purchaser, or (ii) a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or the Ancillary Agreements.

         "Material Adverse Effect on Seller" shall mean any facts, events, change, circumstance or occurrence that results in or could reasonably be expected to result in (i) a material adverse effect on the value of the Purchased Assets, taken as a whole, or a material increase in the amount of Assumed Liabilities, taken as a whole, (ii) a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Business, or (iii) a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or the Ancillary Agreements.



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         "Modification" shall mean, with respect to any item, any modification, translation, conversion, compilation, upgrade or other derivative version of, or change or addition to, such item. "Modified" and "Modify" shall have corollary meanings.

         "Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

         "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business consistent with past custom and practice.

         "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's and other like Liens arising or incurred in the Ordinary Course of Business and are for amounts not yet overdue or that are being contested in good faith by appropriate proceedings or (ii) other imperfections of title or encumbrances that do not materially impair the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted.

         "Person" shall include an individual, a partnership, a corporation, a limited liability company, a division or business unit of a corporation, a trust, an unincorporated organization, a federal, state, local or foreign government or any department or agency thereof and any other entity.

         "Products" shall mean any and all products developed, manufactured, marketed or sold by Seller, whether work in progress or in final form, and all Hardware, Software and existing or proposed Modifications associated therewith.

         "Purchased Assets" shall mean the following:

          (a) $2.5 million in cash (subject to Section 8.1(j));

          (b) cash equal to the amount of deposits made by customers of Seller on current Contracts with such customers as set forth on Schedule 1.1(b), which is an amount equal to the customer deposit liability assumed by Purchaser, and deposits made by Seller with vendors;

          (c) inventory owned by Seller used or intended to be used primarily in connection with the Business;

          (d) prepaid expenses as set forth on Schedule 1.1(d);

          (e) all Furniture and Equipment used or intended to be used primarily in connection with the Business, except the items listed on Schedule 1.1(e);

          (f) the outstanding balance of the deposit of $80,000 held by Eastside Properties, LLC, pursuant to Seller's lease of property at 4801 N. 63rd
Street, Boulder, CO;

          (g) all rights of Seller under the Purchased Contracts, including all unbilled revenues and other rights of Seller arising from the performance of Seller's obligations thereunder;


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         (h) the Purchased Intellectual Property;

         (i) all of the goodwill and going concern value of Seller related to the Business and other intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property;

         (j) all Documents that are used in, held for use in or intended to be used in, or that arise primarily out of, the Business, including Documents relating to Products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files (upon Seller's receipt of a signed release of such file by each employee) for Transferred Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, but excluding personnel files for employees of Seller who are not Transferred Employees and excluding Documents listed on Schedule 1.1(j);

         (k) all rights of Seller under each agreement related to the Business (individually, a "Real Property Lease" and, collectively, "Real Property Leases") pursuant to which Seller leases, subleases (as sublandlord or subtenant) or otherwise occupies the real property located at 4801 N. 63rd Street, Boulder, CO, (the "Leased Real Property"), together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

         (l) Authorizations, to the extent transferable, that are (A) required to carry on the Business as currently conducted under applicable Laws or (B) specific to the Leased Real Properties;

         (m) all consumable supplies owned by Seller and used in connection with the Business;

         (n) all rights of Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees and agents of Seller or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof);

         (o) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to the Business, in each case to the extent assignable and except to the extent related to any Excluded Liability; and

         (p) any asset, property or right of Seller related to the Business in respect of which there is an Assumed Liability.

         "Purchased Contracts" shall mean the following Contracts: (i) all Contracts of Seller under which Seller is required during the period after the Closing Date to deliver any Product or perform any service of the Business, including the performance of any express and implied warranty obligations, (ii) all Contracts of Seller relating to the Purchased Intellectual Property, including all Intellectual Property Licenses, (iii) all Contracts of Seller relating to Furniture and Equipment, including leases, subleases or similar agreements relating thereto, and (vi) all other

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Contracts (and categories of other Contracts) relating to the Business set forth on Schedule 1.1(b), or which Purchaser agrees to add to Schedule 1.1(b) by an update thereto on or prior to the Closing Date.

         "Purchased Intellectual Property" shall mean all intellectual property rights used in connection with the Business and arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all patents and applications therefore, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, "Patents"), (ii) all Trade Names, all trade dress rights, logos, Internet domain names, corporate names, listed on Schedule 1.1(c) and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, "Marks"), (iii) copyrights and registrations and applications therefor and works of authorship and mask work rights (collectively, "Copyrights"), in each case used primarily in connection with the Business, (iv) discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of Seller to the extent used in connection with the Business, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights, mask work rights or Patents (collectively, "Trade Secrets"), and (v) the Software and Technology of Seller used in connection with the Business.

         "Purchaser Ancillary Documents" shall mean the Ancillary Documents to be entered into, executed and/or delivered by Purchaser or its designated Affiliates at the Closing.

         "Purchaser Leased Real Property" shall mean all real property leased by Purchaser.

         "Schedule" shall refer to one of several written Schedules to this Agreement, each of which is hereby incorporated into and made a part of this Agreement for all purposes.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Seller Ancillary Documents" shall mean the Ancillary Documents to be entered into, executed and/or delivered by Seller at the Closing.

         "Software" shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to

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design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

         "Subsidiary" shall mean, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity, (ii) each partnership in which such Person or another Subsidiary of such Person is the general or managing partner or owns directly or indirectly more than a 50% interest, and (iii) each limited liability company in which such Person or another Subsidiary of such Person is the managing member or owns directly or indirectly more than a 50% interest.

         "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, sales, use, transfer, license, payroll, franchise, single business, severance, stamp, occupation, windfall profits, environmental (including taxes under Code section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, employment, social security, unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or estimable, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto, and shall include any liability in respect of Taxes as a transferee or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, understanding or commitment (whether oral or written).

         "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes.

         "Technology" shall mean, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used or useful in the design, development, reproduction, maintenance or modification of, any of the Products.

         "Third Party" shall mean any Person other than Purchaser and Seller.

         "Trade Names" shall mean the names "Imaging and Power Systems," "IPS" and "RELA" and all variations thereof (whether registered or unregistered, including any applications for registration of any of the foregoing) to the extent owned or used by Seller, in each case, including all goodwill associated therewith.

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1.2      Terms Defined Elsewhere in this Agreement.
         -----------------------------------------

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

      Term                                              Section
      ----                                              -------
      Acquisition                                       6.1(a)
      Asset Acquisition Statement                       10.4
      Assumed Liabilities                               2.2
      Benefits Plan                                     3.9(i)
      Business                                          Recitals
      Business Employee(s)                              4.9(a)
      Cap                                               10.2(e)
      Change in Control Agreements                      10.1(b)
      CIVCO                                             5.3
      Copyrights                                        1.1 (in Purchased Intellectual Property definition)
      Co-Sale Notice                                    2.4(c)
      Employee Plans                                    1.1
      Escrow Agent                                      2.5
      Escrow Agreement                                  2.5
      Excluded Employee                                 9.2
      Interim Financial Statements                      4.5
      Leased Real Property(ies)                         1.1 (in Purchased Assets definition)
      Material Contract                                 3.8(a)
      Multiple Employer Plan                            4.10(j)
      Note                                              2.5
      Objection Notice                                  3.1(c)
      Occupants                                         3.14
      Quarterly Financial Statements                    4.5
      Purchaser                                         Recitals
      Purchaser Indemnifiable Costs                     9.2
      Purchaser Indemnified Parties                     10.2(b)
      Purchaser Balance Sheet                           4.5
      Purchaser Balance Sheet Date                      4.5
      Purchaser Financial Statements                    4.5
      Purchaser's Year-End Financial Statements         4.5
      Quarterly Financial Statements                    3.5
      Registration Rights Agreement                     2.4(a)
      Research and Development Contract                 3.11(b)
      Restricted Business                               5.3(a)
      Restrictive Contract                              3.8(b)
      Revised Statements                                10.4
      Rights to Acquire Equity Securities               4.4(a)
      Seller                                            Recitals

      Term                                              Section
      ----                                              -------
      Seller Balance Sheet
      Seller Balance Sheet Date                         3.5
      Seller Financial Statements                       3.5
      Seller Year-End Financial Statements              3.5
      Seller Indemnified Parties                        10.2(a)
      Shares                                            2.3
      Survival Period                                   11.1
      Termination Costs                                 10.1(b)
      Transferred Employees                             9.1(a)
      Triggering Issuance                               2.4(c)
      WARN                                              3.8(e)

1.3      Other Definitional Provisions.
         -----------------------------

         (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c)  The terms "dollars" and "$" shall mean United States dollars.

         (d) The terms "including" shall be deemed to be immediately followed by the term "but not limited to."

                                   ARTICLE II
                          SALE AND PURCHASE OF ASSETS;
                     ASSUMPTION OF LIABILITIES; THE CLOSING

2.1      Purchase and Sale of Purchased Assets.
         -------------------------------------

         On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate to) purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser (or its designated Affiliate) all of Seller's right, title and interest in, to and under the Purchased Assets, free and clear of all Liens except for Permitted Liens. Nothing herein contained shall be deemed to transfer, assign or convey the Excluded Assets to Purchaser, and Seller shall retain all right, title and interest to, in and under the Excluded Assets.

2.2      Assumption of Liabilities.
         -------------------------

On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate to) assume, effective as of the Closing, and shall agree to pay, perform and discharge when due only the following liabilities of Seller (collectively, the "Assumed Liabilities"):

     (a) the Purchased Contracts (including liability for customer deposits under such contracts as set forth in Schedule 2.2(a) in an amount equal to the customer cash deposits included as Purchased Assets);

     (b) any and all implied and/or express warranty obligations for any and all Products and/or services related to the Business sold by Seller pursuant to the Purchased Contracts;

     (c) the Real Property Leases, in each case to the extent such Liabilities relate to the period from and after the Closing;

     (d) Purchaser will not assume or be liable for any Excluded Liabilities;
and

     (e) all liabilities accruing after the Closing Date related to the Transferred Employees; provided, however, that Purchaser shall assume no liability relating to any Benefit Plan maintained by Seller or its affiliates prior to, on or after the Closing Date or any agreement or arrangement regarding the terms and conditions of employment (including agreements providing for severance pay obligations or other payments to be made upon a change in control), whether or not written, applicable to any Transferred Employee or Excluded Employee, entered into on or before the Closing Date

2.3      Equity Consideration from Purchaser to Seller.
         ---------------------------------------------

         In consideration for the Purchased Assets, in addition to the assumption of the Assumed Liabilities, Purchaser shall issue to Seller one million (1,000,000) HEI Shares (the "Shares") at Closing.

2.4      Rights and Obligations Associated With the Shares.
         -------------------------------------------------

     (a) Registration Rights Agreement. Purchaser and Seller agree to execute at Closing the form of Registration Rights Agreement at Exhibit B (the "Registration Rights Agreement").

     (b) Efforts to Find Purchaser. For so long as Seller owns more than three percent (3%) of the issued and outstanding HEI Shares, Purchaser agrees that it will use commercially reasonable efforts to find a qualified purchaser of the Shares, provided that such commercially reasonable efforts shall in no event be deemed to require (i) travel by any of Purchaser's directors, officer, employees, shareholders or representatives or (ii) solicitations or sales efforts that would rise to the standard typically expected of a placement agent.

     (c) Co-Sale Right. For so long as Seller owns any of the Shares, Purchaser agrees that prior to any issuance and sale of HEI Shares (other than pursuant to an equity compensation plan for employees or in connection with existing obligations to issue or sell any equity securities) (a "Triggering Issuance"), the Purchaser shall promptly deliver to Seller written notice (the "Co-Sale Notice"). The Co-Sale Notice shall set forth a description of the proposed Triggering Issuance, including the name of the proposed purchaser, the number of HEI Shares involved, the purchase price, the date on or about which the proposed Triggering Issuance is to be made and all other material terms and conditions of the proposed Triggering Issuance.

          (i) Seller may exercise its co-sale right hereunder by notifying Purchaser in writing, within 20 days after Seller's receipt of the Co-Sale Notice, of the number of Shares that Seller desires to sell pursuant to the terms of the proposed Triggering Issuance. The Seller shall be entitled to sell, at the price and on the terms and conditions of the proposed Triggering Issuance, such number of the Shares that equals the number of HEI Shares as Purchaser shall sell pursuant to the Co-Sale Notice.

     (d) Restrictions on Transfers of Shares. In addition to restrictions on transfer set forth elsewhere, the Shares shall be subject to the conditions on transfer specified in this Section 2.5(d), which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws with respect to the transfer of any such shares.

          (i) Each certificate representing the Shares shall bear a legend substantially in the following form until such time as the conditions of such legend have been met:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT. THESE SECURITIES HAVE NOT BEEN QUALIFIED UNDER THE LAWS OF ANY STATE. IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION REQUIREMENT, THE SALE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL.

          (ii) Purchaser may also impose any additional legend required by any agreement between Seller and Purchaser or other stockholders of Purchaser or applicable federal or state securities laws, and shall be entitled to issue stop transfer notices on its stock books with respect to any Shares until the conditions set forth in the applicable legends or in this Agreement or in any such other agreements have been met.

          (iii) Further Limitations on Disposition. Seller shall not make any disposition of all or any portion of the Shares acquired by Seller hereunder unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws, or (b)(i) Seller shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Purchaser, Seller shall have furnished Purchaser an opinion of counsel (except for dispositions pursuant to Rule 144 under the Securities Act, which dispositions shall not so require an opinion of counsel) reasonably satisfactory to Purchaser, that such disposition will not require registration of such Shares under the Securities Act or the consent of or permit from appropriate authorities under any applicable state securities law.

2.5      Subordinated Debenture.
         ----------------------

         In consideration for a loan by Seller to Purchaser of $2.6 million (separate and in addition to the Purchased Assets and any cash included therein), Purchaser shall issue to Seller a Subordinated Promissory Note in the form attached hereto as Exhibit C (the "Note"). The Seller shall send the proceeds of the Note by wire transfer directly to the parties indicated on
Schedule 2.5, in the amounts indicated thereon. Schedule 2.5 shall indicate that $1,803,000 of the Note proceeds (of which $3,000 shall constitute the Escrow Agent's fee) shall be sent by wire transfer directly to LaSalle Bank National Association, as escrow agent (the "Escrow Agent"). Such funds shall be held in escrow in accordance with the Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement").

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

3.1      Organization and Authority.
         --------------------------

         (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted, and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so duly qualified and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller. Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, other than those listed on Schedule 3.1(a).

         (b) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite company action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming the due authorization, execution and delivery by Purchaser) this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity

3.2      No Conflicts.
         ------------

         Except as set forth in Schedule 3.2, Seller's execution and delivery of this Agreement and the Ancillary Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or give rise to any obligation of Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the Purchased Assets of Seller under any provision of
(i) the articles of incorporation and bylaws of Seller; (ii) any Contract, or Authorization to which Seller is a party or by which any of the Purchased Assets are bound; (iii) any Order of any court, Governmental Authority or arbitrator applicable to the Purchased Assets as of the date hereof; or (iv) any applicable Law, except in the case of clauses (ii) and (iii) such conflicts, violations and defaults, termination, cancellation and acceleration rights and Liens that in the aggregate would not, and would not reasonably be expected to, materially hinder or impair the consummation of the transactions contemplated hereby and would not, and would not reasonably be expected to, have a Material Adverse Effect on Seller.

3.3      Consents.
         --------

         Except as set forth on Schedule 3.3, no notification, consent, approval, licenses, or Authorization of, or designation, declaration or filing with, any Governmental Authority or Third Party is required in connection with
(A) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the taking by Seller of any other action contemplated hereby, or (B) the continuing validity and effectiveness immediately following the Closing of any Authorization or Contract of Seller.

3.4      No Subsidiaries.
         ---------------

         Except as set forth on Schedule 3.4, Seller does not have any Subsidiaries, and none of the Purchased Assets are held by, and none of the Assumed Liabilities are obligations of, any corporation, limited liability company, partnership or other Person (other than Seller).

3.5      Financial Statements.
         --------------------

         Schedule 3.5 contains (i) the audited balance sheets of Seller as at June 30, 2000, 2001 and 2002 and the audited statements of income and cash flows of Seller for the years then ended (the "Seller Year-End Financial Statements") and (ii) the unaudited balance sheet of Seller as at September 30, 2002 and the related unaudited statements of income and cash flows of Seller for three (3) months ended September 30, 2002 (the "Quarterly Financial Statements") (and together with the Year-End Financial Statements, the "Seller Financial Statements"). For the purposes hereof, the balance sheet of Seller as at September 30, 2002 is referred to as the "Seller Balance Sheet" and September 30, 2002 is referred to as the "Seller Balance Sheet Date." Each of the Seller Financial Statements has been prepared in accordance with GAAP consistently applied without modification of the accounting principles used in the preparation thereof throughout the periods presented, and presents fairly the financial position, results of operations and cash flows of Seller as at the dates and for the periods then indicated.

3.6      Absence of Undisclosed Liabilities.
         ----------------------------------


         Except as set forth in Schedule 3.6, Seller does not have any Indebtedness, obligations or Liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that were not fully reflected in, reserved against or otherwise described in, the Seller Balance Sheet or the notes thereto or were not incurred in the Ordinary Course of Business since the Seller Balance Sheet Date.

3.7      Absence of Certain Developments.
         -------------------------------

         Except as expressly contemplated by this Agreement or as set forth in
Schedule 3.7, since the Seller Balance Sheet Date (i) Seller has conducted the Business in all material respects only in the Ordinary Course of Business and in substantially the same manner as previously conducted and (ii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on Seller. Without limiting the generality of the foregoing, since the Seller Balance Sheet Date and with respect to the Business only:

         (a) Seller has not entered into any transaction or Contract or conducted the Business other than in the Ordinary Course of Business;

         (b) Seller has not sold, leased, transferred, pledged, or assigned any of the Purchased Assets other than inventory in the Ordinary Course of Business;

         (c) no Person (including Seller) has accelerated, terminated, modified, or canceled any Contract (or series of related Contracts) relating to the Business involving more than $25,000;

         (d) there has not been any material damage, destruction or loss, whether or not covered by insurance, with respect to the Purchased Assets;

         (e) Seller has not made or committed to make any capital expenditures or capital additions or betterments relating to the Business in excess of $25,000 individually or $50,000 in the aggregate;

         (f) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

         (g) Seller has not issued, created, incurred, assumed, or guaranteed any Indebtedness in an amount exceeding $50,000 in the aggregate;

         (h) Seller has not instituted or settled any Legal Proceeding;

         (i) Seller has not failed to promptly pay and discharge current liabilities associated with the Business in the Ordinary Course of Business, except for liabilities not material in amount that are disputed in good faith by appropriate proceedings;

         (j) Seller has not mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of the Purchased Assets;

         (k) Seller has not delayed or postponed the payment of any material Assumed Liabilities or material Accounts Payable;

         (l) Seller has not delayed or postponed the purchase of any material inventory, supplies or other materials used in the operation of the Business;

         (m) Seller has not modified its policies or practices with respect to the collection of Accounts Receivable generally or with respect to any customer of the Business;

         (n) Seller has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right associated with the Business, except in the Ordinary Course of Business;

         (o) Seller has not granted any license or sublicense of any rights under or with respect to any Purchased Intellectual Property;

         (p) Seller has not made any loan to, or entered into any other transaction with, any of its shareholders, Affiliates, officers or employees, except for any advances made to employees in the Ordinary Course of Business;

         (q) with regard to the Business or any of the Transferred Employees, Seller has not (i) entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement), (ii) agreed to increase the compensation payable or to become payable by it to any of its managers, officers, employees, agents or representatives or (iii) agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such managers, officers, employees, agents or representatives;

         (r) Seller has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, stock option, severance, or other plan, contract, or commitment for the benefit of any of the Transferred Employees (or taken any such action with respect to any other employee benefit plan);

         (s) Seller has not made or rescinded any election relating to Taxes, settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, made any change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return;

         (t) there has not been any declaration, setting aside or any payment of any dividends, or other distributions in respect of the capital stock of Seller; and

         (u) Seller has not entered into any legal obligation, whether written or oral, to do any of the foregoing.

3.8      Material Contracts; Restrictive Contracts; Purchased Contracts.
         --------------------------------------------------------------

         (a) Except for the Contracts listed on Schedule 3.8(a) (each Contract listed or required to be listed on Schedule 3.8(a), a "Material Contract"), Seller is not a party to or bound by any Contract relating to the Business that is:

                  (i) a Contract involving the obligation of Seller to sell Products and/or perform services of the Business;

                  (ii) a lease, sublease or similar agreement under which Seller is a lessee or sublessee of, or holds or uses, any equipment, vehicle or other tangible personal property owned by any third Person;

                  (iii) a Contract for the lease or sublease of real property to or from any Person;

                  (iv) a Contract (or group of related contracts) under which Seller has created, incurred, assumed, or guaranteed any Indebtedness or under which an Lien has been imposed on any of the Purchased Assets;

                  (v) a Contract with any Affiliate, including any Contract under which Seller has borrowed, advanced or loaned any amount to or from any such Person;

                  (vi) a continuing Contract involving the obligation of Seller to purchase products, materials, supplies, advertising, equipment or services for payment by Seller of more than $25,000 (unless terminable by Seller without penalty upon no more than 30 days' notice);

                  (vii) a Contract concerning the sale or marketing of any Products or services of Seller (including any Contract requiring the payment of any sales or marketing commissions or granting to any Person rights to manufacture, produce, assemble, license, market or sell such Products or services);

                  (viii) a joint venture or partnership agreement or Contract providing for the formation of a joint venture, long-term alliance or partnership or involving an investment by Seller;

                  (ix) a Contract for the disposition or sale of any portion of the Business (whether by merger, sale of stock, sale of assets or otherwise) or for the grant to any Person of any preferential rights to purchase any portion of the Business;

                  (x) a Contract for the employment of any Person, including independent contractor, management or consulting agreements;

                  (xi) a Contract, plan, arrangement or similar understanding with or for the benefit of any Person for the payment of any sales commission or other commission in each case in excess of $25,000 to such Person;

                  (xii) a Contract relating to any material Purchased Intellectual Property, including all Contracts (i) granting to Third Parties any right to use any material Purchased Intellectual Property (including a separate list of all Contracts granting to Third Parties the nonexclusive right to use Products without charge for evaluation or demonstration purposes), (ii) permitting Seller to use any Purchased Intellectual Property of Third Parties (other than licenses of the off-the-shelf Third Party Technology entered into in the Ordinary Course of Business), or (iii) requiring indemnification by Seller of any Person with respect to infringement of Purchased Intellectual Property;

                  (xiii) any other Contract which involves annual payments in excess of $25,000 or is not terminable by Seller without penalty upon no more than thirty (30) days' notice; or

                  (xiv) a Contract the absence of which could reasonably be expected to have a Material Adverse Effect on Seller.

         (b) Except for the Contracts set forth on Schedule 3.8(b), neither Seller nor any Affiliate of Seller is a party to or bound by any Contract containing non-competition clauses, restrictive covenants or similar provisions that would limit Purchaser's or any Affiliate of Purchaser's ability after the Closing to (i) engage in any line of business in any geographic area or to compete against any Person or (ii) conduct the Business in any matter whatsoever (a "Restrictive Contract").

         (c) Complete and correct copies of all written Purchased Contracts, Material Contracts and Restrictive Contracts have been delivered or made available to Purchaser, including all amendments and modifications thereto.
Schedule 3.8(c) sets forth a true, correct and complete summary of the material terms and provisions of each oral Purchased Contract, each oral Material Contract and each oral Restrictive Contract (as amended or modified).

         (d) Except as set forth in Schedule 3.8(d), all Purchased Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms against

Seller and, to the Knowledge of Seller, against the other parties thereto, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Seller has reviewed with Purchaser the status of each of the material service or Product projects or relationships represented by the Purchased Contracts. Seller has not received written notice of any defaults or threatened defaults by Seller under any Purchased Contract or Restrictive Contract or, to the Knowledge of Seller, by any other party thereto.

         (e) Schedule 3.8(e) sets forth each Purchased Contract and Restrictive Contract with respect to which the consent, approval, license, permit, order or authorization of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof.

3.9      Labor; Personnel.
         ----------------

         (a) Schedule 3.9(a) sets forth a complete list, as of the date hereof, of all individuals who are employed by, or engaged to perform services for Seller in the Business (such individuals listed or required to be listed on Schedule 3.9(a), together with individuals who are hired in respect of the Business after the date hereof, individually a "Business Employee" and, collectively, the "Business Employees") and, with respect to each such individual on Schedule 3.9(a): (i) annual salary or hourly wage rate, (ii) any target bonus (separately stated for each bonus or other incentive arrangement),
(iii) date of hire, (iv) position, (v) status (i.e., active, short term disability, long term disability, or leave of absence (specifying the kind of absence and the terms relative thereto)), and (vi) location.

         (b) There is no strike, work stoppage, slowdown, picketing, lockout, arbitration, grievance or unfair labor practice charge or complaint pending or, to the Knowledge of Seller, threatened with respect to any Business Employee and Seller is not engaged in any unfair labor practice in connection with any Business Employees. Except as set forth on Schedule 3.9(b), there has been no such strike, work stoppage, slowdown, picketing, lockout, arbitration, grievance or unfair labor practice charge or complaint at any time during the past three years.

         (c) Seller is not a party to any labor or collective bargaining agreements which pertain to any Business Employee and no Business Employee is represented by any labor organization.

         (d) Within the preceding three (3) years there has been no labor union organizing activity pending or, to the Knowledge of Seller, threatened with respect to the Business Employees. Within the preceding three years, there have been no charges or complaints pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or other labor relations tribunal or authority with respect to the conduct of the

Business. There are no pending or, to the Knowledge of Seller, threatened investigations of the Business by any Governmental Authority responsible for the enforcement of labor or employment Laws.

         (e) Except as set forth in Schedule 3.9(e), there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act ("WARN") and, except as set forth on Schedule 3.9(e), with respect to the Business within the six months prior to the date hereof and there has been no "employment loss" as defined by WARN within the ninety (90) days prior to the date hereof.

         (f) Except as set forth in Schedule 3.9(f), neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, will (i) result in any payment becoming due (including any bonus, golden parachute or severance payment), or increase the amount of compensation due, to any current or former Transferred Employee (whether or not under any Employee Plan), (ii) increase any benefits payable under any Benefit Plan (as defined in Section 3.9(i)), (iii) result in any acceleration of the time of payment or vesting of any such compensation or benefits, or (iv) result in the termination, acceleration or any other change in the terms of any agreement providing Seller a right to repurchase any outstanding equity securities of Seller.

         (g) Except as disclosed on Schedule 3.9(g), Seller is in compliance in respect of the Business with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, occupational safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and other taxes.

         (h) There are no complaints, charges or claims against Seller pending or, to the Knowledge of Seller, threatened to be brought or filed with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Seller of any individual in connection with the Business, including but not limited to ERISA, the Civil Rights laws, Americans with Disabilities Act, Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), Pregnancy Discrimination Act, Equal Pay Act, Fair Labor Standards Act, Worker Adjustment and Retraining Notification Act, and Family and Medical Leave Act, and, to the Knowledge of Seller, there are no facts or circumstances which could form the basis for any of the foregoing.

         (i) Schedule 3.9(i) sets forth a complete and correct list of (i) all "employee benefit plans" as defined in section 3(3) of ERISA; (ii) all bonus or other incentive compensation, deferred compensation, employee loan, salary continuation, severance, retention, vacation, sick leave, stock or other equity-related award, option or purchase, educational assistance or leave of absence agreements, arrangements, policies or plans; and (iii) all employment, consulting, termination, individual compensation, employee leasing or collective bargaining agreements or arrangements; in each case, which Seller has any obligation or liability (contingent or otherwise) related to any Transferred Employee (collectively, the "Benefits Plans").

         (j) True, correct and complete copies of the following documents (if applicable), with respect to each of the Benefit Plans, have been delivered to Purchaser or its counsel: (i) the most recent plan document, related trust documents, and all amendments thereto; (ii) the most recent summary plan description and all related summaries of material modifications; and (iii) a written description of any non-written Benefit Plan.

         (k) Neither Seller nor any of its ERISA Affiliates has as of the date hereof or has had within the six years preceding the date hereof any obligation (contingent or otherwise) that remains unpaid with respect to any Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

         (l) Except as set forth in Schedule 3.9(l), Seller does not provide, and is not obligated to provide, retiree life insurance or retiree health benefits (whether or not insured) to any current or former Transferred Employee after his or her termination of employment or service with Seller, except as may be required under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA.

         (m) Neither Seller nor any of its ERISA Affiliates has as of the date hereof or has had within the six years preceding the date hereof any obligation (contingent or otherwise) that remains unpaid with respect to any "multiemployer plan" as defined in Section 3(37) of ERISA.

3.10     Legal Proceedings; Orders.
         -------------------------

         Except as set forth on Schedule 3.10, there are no Legal Proceedings against or affecting Seller or any of its properties or assets pending or, to the Knowledge of Seller, threatened against Seller and, to the Knowledge of Seller, there are no facts or circumstances which could form the basis for any such Legal Proceeding that would reasonably be expected to have a Material Adverse Effect on Seller. There is no Legal Proceeding or investigation by Seller currently pending or which Seller intends to initiate. Seller is not a party or subject to or in default under any Order of any Governmental Authority applicable to it or to its properties or assets.

3.11     Compliance with Laws; No Defaults.
         ---------------------------------

         (a) Seller is in compliance in all material respects with all Laws of any Governmental Authority applicable to the Business. Seller has not received any written or other notice or been charged with the violation of any Laws. To the Knowledge of Seller, Seller is not under investigation with respect to the violation of any Laws and, to the Knowledge of Seller, there are no facts or circumstances which could form the basis for any such violation that would reasonably be expected to have a Material Adverse Effect on Seller. Schedule
3.11 contains a list of all Authorizations which are required for the operation of the Business as presently conducted and as presently intended to be conducted. Seller currently has all Authorizations which are required for the operation of the Business as presently conducted.

         (b) Seller (i) is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of the articles of incorporation and by-laws of Seller, (ii) is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) in any material respect of any term, condition or provision of any Authorization or Contract to which it is a party, to which the Business is subject or by which its properties or assets are bound, and to the Knowledge of Seller, there are no facts or circumstances which could form the basis for any such default or violation that would reasonably be expected to have a Material Adverse Effect on Seller, provided that this Section 3.11(b)(ii) shall not apply to any Seller contract for design, development or engineering services ("Research and Development Contracts"), and (iii) is not, to the Knowledge of Seller, in material breach of, nor has it received notice of default or violation of in any material respect of any term, condition or provision of any Research and Development Contract or that any customer under any Research and Development Contract is withholding or intends to withhold payment relating to any such Research and Development Contract.

         (c) Seller is in compliance in all respects including all reporting obligations with the Securities Act, the Securities Exchange Act, and the Sarbanes-Oxley Act.

3.12     Taxes.
         -----

         (a) Except as set forth on Schedule 3.12(a), (i) Seller has timely filed all Tax Returns required to be filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects and (ii) all Taxes payable by or on behalf of Seller have been fully and timely paid and adequate reserves have been established in accordance with GAAP for Taxes not yet due and owing.

         (b) Seller is not a foreign Person within the meaning of Section 1445 of the Code.

         (c) Seller has complied in all material respects with all applicable Laws relating to the payment, withholding and deduction of Taxes and has fully and timely withheld and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (d) Seller has not executed or entered into any agreement with, or obtained any consents or clearances from, any taxing authority, or been subjected to any ruling or guidance specific to them which would be binding on Purchaser (or its Affiliates) for any post-closing taxable period.

         (e) None of the Purchased Assets is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or any similar provision of state, local or foreign law, (ii) "tax-exempt use property" within the meaning of Section 168(h) of the Code or any similar provision of state, local or foreign law, (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code or any similar provision of state, local or foreign law, or (iv) "limited use property" that is subject to a lease within the meaning of Rev. Proc. 76-30.

         (f) Seller is not a party to any tax-sharing or similar agreement or arrangement (whether or not written).

         (g) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Business other than for Taxes not yet due and payable.

         (h) Except as set forth on Schedule 3.12(h), there is no audit, examination, deficiency or refund litigation pending and no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Taxes of Seller.

         (i) No claim has been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is, or may be subject to, taxation in that jurisdiction.

         (j) To the Knowledge of the Chief Financial Officer of the Seller, no issues have been raised with a representative or employee of Seller by the IRS or any other Taxing authority that could affect the Tax reporting in any material respect of the Purchased Assets subsequent to the Closing Date.

3.13     Purchased Assets.
         ----------------

         (a) Except as set forth on Schedule 3.13(a), Seller owns or leases, and the Purchased Assets constitute sufficient personal and real property to conduct the Business as presently conducted. Schedule 3.13(a) contains a complete and correct list of each item of tangible personal property owned or leased by Seller included in the Purchased Assets, which has a book value of $25,000 or more. All material tangible personal property of whatsoever nature owned or leased by Seller used in the Business is included in the Purchased Assets, is in good working order (ordinary wear and tear excepted) and has been maintained in all material respects in accordance with the past practice of Seller. The leased personal property under leases constituting Purchased Assets is in good working order (ordinary wear and tear excepted) and is otherwise in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease.

         (b) Seller has, and will transfer to Purchaser at the Closing, good and valid title to the Purchased Assets, free and clear of all Liens, other than Permitted Liens. Seller owns or leases all of the assets that comprise the Purchased Assets. This Section 3.13 does not relate to real property or interests in real property, such items being the subject of Section 3.14, or to Purchased Intellectual Property, such items being the subject of Section 3.15.

3.14     Real Property.
         -------------

         Schedule 3.14 sets forth (i) the names of each party to each Real Property Lease and a description of the premises and the Real Property Lease and
(ii) a complete list of any Persons (the "Occupants") that occupy any portion of a Leased Real Property pursuant to a sublease, license or other occupancy agreement with Seller, including the names of the parties. With respect to each Leased Real Property:

         (a) true, complete and correct copies of (A) the Real Property Leases (together with any recorded memoranda or short-form leases) as the same may have been amended, modified, supplemented or assigned and (B) all title insurance policies, title reports, surveys and instruments or documents affecting title with respect to the Leased Real Property (if any) in the possession of Seller have been delivered or made available to Purchaser by Seller;

         (b) Seller owns and has valid leasehold estates in all Leased Real Properties free and clear of all Liens except Permitted Liens. Seller is in peaceful, exclusive and undisturbed possession of the Leased Real Properties, with the exception only (as and if applicable) of the Occupants;

         (c) each of the Real Property Leases is in full force and effect, and Seller has not received or given any notice of material default thereof and, to the Knowledge of Seller, no other party is in default thereof, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a material default thereunder; and neither Seller nor, to the Knowledge of Seller, any other party to any of the Real Property Leases has exercised any termination rights with respect thereto;

         (d) there are no pending or, to the Knowledge of Seller, threatened condemnation proceedings relating to the Leased Real Property;

         (e) except as set forth on Schedule 3.14(e), there are no outstanding options or rights of first refusal or other contractual right to purchase, sell, assign or dispose of the tenant's leasehold interest in any Real Property Lease or any interest therein;

         (f) Seller has not received any notice from any Governmental Authority to the effect that there is lacking any Authorization required in connection with Seller's current use or operation of any Leased Real Property; and

         (g) no Leased Real Property or portion thereof has suffered any material damage by fire or other casualty that has not been substantially restored to its original condition.

3.15     Intellectual Property.
         ---------------------

         (a) Except as disclosed in Schedule 3.15(a), Seller is the sole and exclusive owner of all right, title and interest in and to all of the Patents, the Marks, each of the registered Copyrights and pending applications filed by Seller therefor, and each of the other Copyrights in any works of authorship prepared by or for Seller that resulted from or arose out of any work performed by or on behalf of Seller or by any employee, officer, consultant or contractor of any of them. To the Knowledge of Seller, Seller is the sole and exclusive owner of, or has valid and continuing rights to use, sell and license, as the case may be, all other of the Purchased Intellectual Property and Products used, sold or licensed by Seller in the Business as presently conducted and as currently proposed to be conducted, free and clear of all Liens or obligations to others (except for those specified licenses included in Schedule 3.15(f)).

         (b) The Purchased Intellectual Property owned, used, practiced or otherwise commercially exploited by Seller, the manufacturing, licensing, marketing, importation, offer for sale, sale or use of the Products or Technology in connection with the Business as presently and as currently proposed to be conducted, and Seller's present and currently proposed business practices and methods do not constitute an unauthorized use or misappropriation of any patent, copyright, trade secret or other similar right, of any Person and, to the Knowledge of Seller, do not infringe, constitute an unauthorized use of, or violate any other right of any Person (including, without limitation, pursuant to any non-disclosure agreements or obligations to which Seller or any of its present or former employees is a party). The Purchased Intellectual Property owned by or licensed to Seller includes all of the intellectual property rights necessary to enable Seller to conduct the Business in the manner in which such Business is currently being conducted and, to the Knowledge of Seller, as currently proposed by Seller to be conducted.

         (c) Except with respect to licenses of commercial off-the-shelf Software, and except pursuant to the Intellectual Property Licenses listed in
Schedule 3.15(c), Seller is not required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Purchased Intellectual Property, or other Third Party, with respect to the use thereof or in connection with the conduct of the Business as currently conducted or proposed to be conducted.

         (d) To the Knowledge of Seller, neither the execution nor delivery of this Agreement, nor the carrying on of the Business, nor the conduct of the Business as currently proposed to be conducted after the Closing, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any material Contract relating to the Purchased Intellectual Property under which Seller or any of the employees, officers or directors of Seller are now obligated.

         (e) Schedule 3.15(e) sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registrations of any Marks and unregistered Marks, registered Copyrights, and pending applications for registration of Copyrights, owned or filed by Seller. Schedule 3.15(e) lists the jurisdictions in which each such item of Purchased Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

         (f) Schedule 3.15(f) sets forth a complete and accurate list of all Contracts to which Seller is a party (i) granting any Intellectual Property Licenses or (ii) containing a covenant not to compete or otherwise limiting its ability to (A) exploit fully any of the Purchased

Intellectual Property or (B) conduct the Business in any market or geographical area or with any Person.

         (g) No Trade Secret or any other non-public, proprietary information material to the Business of Seller as presently conducted has been authorized to be disclosed or, to the Knowledge of Seller, has been actually disclosed by Seller to any employee or any Third Party other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Purchased Intellectual Property. Seller has taken adequate security measures to protect the secrecy, confidentiality and value of all the Trade Secrets of Seller and any other confidential information, including invention disclosures, not covered by any patents owned or patent applications filed by Seller, which measures are reasonable in the industry in which Seller operates. Each employee, consultant and independent contractor of Seller has entered into a written non-disclosure and invention assignment agreement with Seller in a form reasonably satisfactory to Seller and provided to Purchaser.

         (h) As of the date hereof Seller is not the subject of any pending or, to the Knowledge of Seller, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, or violation by any Person against Seller or challenging the ownership, use, validity or enforceability of, any material Purchased Intellectual Property. Seller has not received written (including, without limitation, by electronic mail) notice of any such threatened claim and, to the Knowledge of Seller, there are no facts or circumstances that would form the basis for any claim of infringement, unauthorized use, or violation by any Person against Seller, or challenging the ownership, use, validity or enforceability of any material Purchased Intellectual Property. All of Seller's rights in and to material Purchased Intellectual Property are valid and enforceable.

         (i) To the Knowledge of Seller, no Person is infringing, violating, misusing or misappropriating any material Purchased Intellectual Property of Seller, and no such claims have been made against any Person by Seller.

         (j) There are no Orders to which Seller is a party or by which Seller is bound which restrict, in any material respect, the rights to use any of the Purchased Intellectual Property.

         (k) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Purchaser's right to own or use any of the Purchased Intellectual Property.

         (l) No present or former employee has any right, title, or interest, directly or indirectly, in whole or in part, in any material Purchased Intellectual Property owned or used by Seller. To the Knowledge of Seller, no employee, consultant or independent contractor of Seller is, as a result of or in the course of such employee's, consultant's or independent contractor's engagement by Seller, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.

         (m) Schedule 3.15(m) lists all written Contracts pursuant to which Seller has agreed to indemnify any other Person against any charge of infringement of any Purchased Intellectual Property.

         (n) Schedule 3.15(n) sets forth a complete and accurate list of (i) all Software that is owned exclusively by Seller and is material to the operation of the Business and (ii) all Software that is used by Seller in the Business that is not exclusively owned by Seller, excluding Software available on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $25,000.

3.16     Relationships with Customers and Suppliers.
         ------------------------------------------

         (a) Except as set forth on Schedule 3.16, to the Knowledge of Seller, there is no written communication, fact, event or action which exists or has occurred within 180 days prior to the date of this Agreement which would indicate that any of the following intends to terminate or materially reduce its business with Seller: (i) any customer of Seller; or (ii) any supplier to Seller of items essential to the conduct of the Business, which items cannot be replaced at comparable cost and the loss of which could reasonably be expected to have a Material Adverse Effect on Seller.

         (b) Except as set forth on Schedule 3.16, since the Seller Balance Sheet Date (i) Seller has retained all sales personnel employed in connection with the operation of the Business and (ii) to the Knowledge of Seller no customer has terminated its relationship with Seller.

3.17     Customers.
         ---------

         (a) Schedule 3.17 sets forth a list of (i) all customers who made purchases in excess of $50,000 from the Business during each of fiscal 2000, 2001 and 2002 and during fiscal 2003 until the date hereof, including a brief description of the services performed for, and Products sold to, such customer and (ii) all customer receivables with balances in excess of $50,000 as of the Seller Balance Sheet Date.

         (b) There are no material disputes pending or threatened with any current or former customer or with respect to any such Contract. Seller has made available to Purchaser true and complete copies of all Contracts with customers of the Business.

3.18     Product Warranty.
         ----------------

         (a) Except as set forth on Schedule 3.18, Seller has not sold any Products or delivered any services as part of the Business that included any warranty for a period of longer than one year. All Purchased Contracts relating to the sale of any Products or the performance of any service of the Business do not, and at the Closing will not, have any warranty obligations on the part of Seller or Purchaser for a period in excess of one year from the date of delivery of such Products or the performance of such service.

         (b) Seller has not committed any act, and there has been no omission on the part of Seller, which would result in, and there has been no occurrence which would give rise to or form the basis of, any material Product liability or material liability for breach of warranty (other than contractual warranty agreements) (whether covered by insurance or not) on the part of Seller with respect to Products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to the Closing.

3.19     Environmental Matters.
         ---------------------

         Except as disclosed in Schedule 3.19 and except to the extent as would not have a Material Adverse Effect on Seller:

         (a) Seller has obtained all Environmental Authorizations currently necessary or required for the operation of the Business, as currently conducted;

         (b) the Business is in material compliance with all Environmental Laws and Environmental Authorizations;

         (c) there are no claims, proceedings or investigations pending or, to the Knowledge of Seller, threatened against Seller with respect to the Business alleging the violation of non-compliance with or potential liability under Environmental Laws or Environmental Authorizations;

         (d) Seller has not handled or disposed of, any substance, arranged for the disposal of any substance, or, to the Knowledge of Seller, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller or give rise to any material Liability for damage to any site or location or for any illness of or personal injury to any Person, or for any reason under any Environmental Law; and

         (e) to the Knowledge of Seller, all properties and equipment owned by Seller and used in connection with the Business have been and are presently free of any Contaminants, and Seller is not aware of any facts, circumstances or conditions relating to the presence of any such contaminants that could result in Seller incurring with respect to the Business material liabilities under Environmental Laws.

3.20     Insurance.
         ---------

         Schedule 3.20 contains an accurate and complete list of all insurance policies under which Seller is insured with respect to the Business and the Purchased Assets. All such policies (i) are in full force and effect and (ii) provide insurance coverage of the assets, operations and Business Employees generally equivalent in type and amount to that which is customarily carried by other corporations engaged in similar businesses of approximately the same size and similarly situated as Seller.

3.21     Accounting Controls.
         -------------------

         Seller maintains systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the managers of Seller, that:
(i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied; (iii) access to the material property and assets of Seller is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

3.22     Securities Act; Ownership.
         -------------------------

         (a) The Shares to be received by Seller pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof and Seller shall not offer to sell or otherwise dispose of such shares in violation of any of the registration requirements of the Securities Act or any applicable state securities or blue sky laws.

         (b) Seller understands that (i) such Shares (x) have not been registered under the Securities Act and by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (y) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (z) will bear a legend to such effect and (ii) Purchaser will make notations on its transfer books to such effect.

3.23     Brokers' and Finders' Fees.
         --------------------------

         Seller has not employed any agent, broker, investment banker or other Person that is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement other than Tri-Artisan Partners, the fees and expenses of which shall be paid by Seller, and Seller agrees to indemnify and hold Purchaser harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Seller or its Affiliates.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

4.1      Organization and Authority.
         --------------------------

         (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, with all requisite power and authority to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted, and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so duly qualified and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. Purchaser is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, other than those listed on Schedule 4.1(a).

         (b) Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming the due authorization, execution and delivery by Seller) this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

4.2      No Conflicts.
         ------------

         Except as set forth in Schedule 4.2, Purchaser's execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of Purchaser to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Purchaser under any provision of (i) the certificate of incorporation and by-laws of Purchaser; (ii) any material Contract, or Authorization to which Purchaser is a party or by which any of its properties or assets are bound; (iii) any Order of any court, Governmental Authority or arbitrator applicable to Purchaser or any of its properties or assets as of the date hereof; or (iv) any applicable Laws, except in the case of clauses (ii),
(iii), and (iv) such conflicts, violations and defaults, termination, cancellation and acceleration rights and Liens that in the aggregate would not, and would not reasonably be expected to, materially hinder or impair the consummation of the transactions contemplated hereby and would not, and would not reasonably be expected to, have a Material Adverse Effect on Purchaser.

4.3      Consents.
         --------

         Except as set forth on Schedule 4.3, no notification, consent, approval, licenses, or Authorization of, or designation, declaration or filing with, any Governmental Authority or Third Party is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, or the taking by Purchaser of any other action contemplated hereby or thereby.

4.4      Capitalization; No Stockholders Agreement; No Subsidiaries.
         ----------------------------------------------------------

         (a) The authorized and issued capital of Purchaser is as set forth on
Schedule 4.4. Except as set forth on Schedule 4.4, there is no existing option, warrant, call, subscription, conversion, co-sale, registration or other right, commitment or other agreement of any character to which Purchaser is a party requiring, and there are no securities of Purchaser outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional equity interests of Purchaser or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase other equity interests of Purchaser (collectively "Rights to Acquire Equity Securities"). Purchaser has not in the twelve months prior to the Closing Date issued any equity securities or Rights to Acquire Equity Securities other than through an employee benefit plan approved by the Board of Directors of Purchaser.

         (b) The issuance of the Shares will not trigger the existence of any Rights To Acquire Equity Securities.

         (c) To the Knowledge of Purchaser, there is no agreement among any two or more stockholders of the Purchaser regarding the Company or its securities.

         (d) Except as set forth on Schedule 4.4, Purchaser does not have any Subsidiaries.

4.5      Financial Statements.
         --------------------

         Schedule 4.5 contains (i) the audited balance sheets of Purchaser as at August 31, 2000, 2001 and 2002 and the audited statements of income and cash flows of Seller for the years then ended (the "Purchaser's Year-End Financial Statements") and (ii) the unaudited balance sheet of Purchaser as at November 30, 2002 and the related statements of income and cash flows of Purchaser for three (3) months ended November 30, 2002 (the "Interim Financial Statements,") (and together with the Purchaser's Year-End Financial Statements, the "Purchaser Financial Statements"). For the purposes hereof, the balance sheet of Purchaser as at November 30, 2002, is referred to as the "Purchaser Balance Sheet" and November 30, 2002, is referred to as the "Purchaser Balance Sheet Date." Each of the Purchaser Financial Statements has been prepared in accordance with GAAP consistently applied without modification of the accounting principles used in the preparation thereof throughout the periods presented, and presents fairly the financial position, results of operations and cash flows of Purchaser as at the dates and for the periods then indicated.

4.6      Absence of Undisclosed Liabilities.
         ----------------------------------

         Except as set forth in Schedule 4.6, Purchaser does not have any Indebtedness, obligations or Liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that were not fully reflected in, reserved against or otherwise described in, the Purchaser Balance Sheet or the notes thereto or were not incurred in the Ordinary Course of Business since the Purchaser Balance Sheet Date. As of the Closing Date, the aggregate outstanding Debt of the Purchaser is $___________, and immediately following receipt of the wire transfers from the Seller by the parties indicated on Schedule 2.5, the outstanding aggregate Debt of the Purchaser shall be zero (excepting Debt to the Seller under the Note). For purposes of this Section 4.6, "Debt" shall mean the principal of and premium (if any) in respect of (A) indebtedness of the Purchaser for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which Purchaser is responsible or liable.

4.7      Absence of Certain Developments.
         -------------------------------

         Except as expressly contemplated by this Agreement or as set forth on
Schedule 4.7, since the Purchaser Balance Sheet Date (i) Purchaser has conducted its operations in all material respects only in the Ordinary Course of Business and in substantially the same manner as previously conducted and (ii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on Purchaser. Without limiting the generality of the foregoing, since the Purchaser Balance Sheet
Date:

         (a) Purchaser has not entered into any transaction or Contract or conducted its business other than in the Ordinary Course of Business;

         (b) Purchaser has not sold, leased, transferred, pledged, or assigned any of its assets other than inventory in the Ordinary Course of Business;

         (c) no Person (including Purchaser) has accelerated, terminated, modified, or canceled any Contract (or series of related Contracts) relating to the Purchaser involving more than $25,000;

         (d) there has not been any material damage, destruction or loss, whether or not covered by insurance, with respect to the assets of Purchaser;

         (e) Purchaser has not made or committed to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $50,000 in the aggregate;

         (f) Purchaser has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

         (g) Purchaser has not issued, created, incurred, assumed, or guaranteed any Indebtedness in an amount exceeding $50,000 in the aggregate;

         (h) Purchaser has not instituted or settled any Legal Proceeding;

         (i) Purchaser has not failed to promptly pay and discharge current liabilities in the Ordinary Course of Business consistent with past practices, except for liabilities not material in amount that are disputed in good faith by appropriate proceedings;

         (j) Purchaser has not mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of its assets;

         (k) there has not been any declaration, setting aide or any payment of any dividends, or other distributions in respect of the capital stock of Purchaser; and

         (l) Purchaser has not entered into any legal obligation, whether written or oral, to do any of the foregoing.

4.8      Material Contacts; Restrictive Covenants; Purchased Contracts.
         -------------------------------------------------------------

         Except for the Contracts listed on Schedule 4.8 (each Contract listed or required to be listed on Schedule 4.8, a "Material Contract"), Purchaser is not a party to or bound by any Contract the absence of which could reasonably be expected to have a Material Adverse Effect on Purchaser.

4.9      Labor; Personnel.
         ----------------

         (a) There is no strike, work stoppage, slowdown, picketing, lockout, arbitration, grievance or unfair labor practice charge or complaint pending or, to the Knowledge of Purchaser, threatened with respect to any of its employees and Purchaser is not engaged in any unfair labor practice in connection with any of its employees. Except as set forth on Schedule 4.9(a), there has been no such strike, work stoppage, slowdown, picketing, lockout, arbitration, grievance or unfair labor practice charge or complaint at any time during the past three years.

         (b) Purchaser is not a party to any labor or collective bargaining agreements which pertain to any employee and no employee is represented by any labor organization.

         (c) Except as set forth in Schedule 4.9(c), within the preceding three
(3) years there has been no labor union organizing activity pending or, to the Knowledge of Purchaser, threatened with respect to its employees. Within the preceding three years, there have been no charges or complaints pending or, to the Knowledge of Purchaser, threatened before the National Labor Relations Board or other labor relations tribunal or authority with respect to the conduct of Purchaser's business. Except as set forth in Schedule 4.9(c), there are no pending or, to the Knowledge of Purchaser, threatened investigations of the Purchaser's business by any Governmental Authority responsible for the enforcement of labor or employment Laws.

         (d) Except as disclosed on Schedule 4.9(d), there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Purchaser's business within the six months prior to the date hereof and there has been no "employment loss" as defined by WARN within the ninety (90) days prior to the date hereof.

         (e) Except as disclosed on Schedule 4.9(e), Purchaser is in compliance in respect of Purchaser's business with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, occupational safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and other taxes.

4.10     Legal Proceedings; Orders.
         -------------------------

         Except as set forth on Schedule 4.10, there are no Legal Proceedings against or affecting Purchaser or any of its properties or assets pending or, to the Knowledge of Purchaser, threatened against Purchaser and, to the Knowledge of Purchaser, there are no facts or circumstances which could form the basis for any such Legal Proceeding. There is no Legal Proceeding or investigation by Purchaser currently pending or which Purchaser intends to initiate. Purchaser is not a party to or subject to or in default under any Order of any Governmental Authority applicable to it or to its properties or assets.

4.11     Compliance with Laws; No Defaults.
         ---------------------------------

         (a) Purchaser is in compliance in all material respects with all Laws of any Governmental Authority applicable to its business or operations. Purchaser has not received any written or other notice or been charged with the violation of any Laws. To the Knowledge of Purchaser, Purchaser is not under investigation with respect to the violation of any Laws and, to the Knowledge of Purchaser, there are no facts or circumstances which could form the basis for any such violation that would reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser currently has all Authorizations which are required for the operation of the Purchaser's business as presently conducted.

         (b) Purchaser (i) is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of the certificate of incorporation and by-laws of Purchaser, (ii) is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) in any material respect of any term condition or provision of any Authorization or Contract to which it is a party, to which its business is subject or by which its properties or assets are bound, and to the Knowledge of Purchaser, there are no facts or circumstances which could form the basis for any such default or violation that would reasonably be expected to have a Material Adverse Effect on Purchaser, provided that this Section 4.11(b)(ii) shall not apply to any Research and Development Contracts of Purchaser, and (iii) is not, to the Knowledge of Purchaser, in material breach of, nor has it received notice of default or violation of, in any material respect of any term, condition or provision of any Research and Development Contract or that any customer under any Research and Development Contract is withholding or intends to withhold payment relating to any such Research and Development Contract.

         (c) Purchaser is in compliance in all respects including all reporting obligations with the Securities Act, the Securities Exchange Act, and the Sarbanes-Oxley Act.

4.12     Taxes.
         -----

         (a) Except as set forth on Schedule 4.12(a), (i) Purchaser has timely filed all Tax Returns required to be filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects and (ii) all Taxes payable by or on behalf of Purchaser have been fully and timely paid and adequate reserves have been established in accordance with GAAP for Taxes not yet due and owing.

         (b) Purchaser is not a foreign Person within the meaning of Section 1445 of the Code.

         (c) Purchaser has complied in all material respects with all applicable Laws relating to the payment, withholding and deduction of Taxes and has fully and timely withheld and paid over to the appropriate taxing authorities all amounts required to be so withhold and paid over for all periods under all applicable laws.

         (d) There is no audit, examination, deficiency or refund litigation pending and no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Taxes of Purchaser that would have a Material Adverse Effect on Purchaser.

         (e) To the Knowledge of the Chief Financial Officer of the Purchaser, no issues have been raised with a representative or employee of Purchaser by the IRS or any other Taxing authority that could affect the Tax reporting in any material respect of the Purchaser.

4.13     Real Property.
         -------------

         With respect to each Purchaser Leased Real Property:

         (a) Except as set forth on 4.13(a), Purchaser owns and has valid leasehold estates in all Purchaser Leased Real Properties free and clear of all Liens except Permitted Liens. Purchaser is in peaceful, exclusive and undisturbed possession of the Leased Real Properties, with the exception only (as and if applicable) of the occupants;

         (b) each of the Real Property Leases is in full force and effect, and Purchaser has not received or given any notice of material default thereof and, to the Knowledge of Purchaser, no other party is in default thereof, and no event has occurred which, with the giving or notice or passage of time, or both, would constitute a material default thereunder; and no party to any of the Real Property Leases has exercised any termination rights with respect thereto;

         (c) there are not pending or, to the Knowledge of Purchaser, threatened condemnation proceedings relating to the Purchaser Leased Real Property;

         (d) Purchaser has not received any notice from any Governmental Authority to the effect that there is lacking any Authorization required in connection with Purchaser's current use or operation of any Purchaser Leased Real Property; and

         (e) no Purchaser Leased Real Property or portion thereof has suffered any material damage by fire or other casualty that has not been substantially restored to its original condition.

4.14     Intellectual Property.
         ---------------------

         (a) Except as set forth in Schedule 4.14(a), Purchaser is the sole and exclusive owner of, or has valid and continuing rights to use, sell and license, as the case may be, all of the Intellectual Property and Products used, sold or licensed by Purchaser in its business as presently conducted and as currently proposed to be conducted, free and clear of all Liens or obligations to others.

         (b) The Intellectual Property owned, used, practiced or otherwise commercially exploited by Purchaser, the manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products or technology in connection with Purchaser's business as presently and as currently proposed to be conducted, and Purchaser's present and currently proposed business practices and methods does not constitute an unauthorized use or misappropriation of any patent, copyright, trade secret or other similar right, of any Person and, to the Knowledge of Purchaser, do not infringe, constitute an unauthorized use of, or violate any other right of any Person (including, without limitation, pursuant to any non-disclosure agreements or obligations to which Purchaser or any of its present or former employees is a party). The Intellectual Property owned by or licensed to Purchaser to conduct its business in the manner in which such business is currently being conducted and, to the Knowledge of Purchaser, as currently proposed to be conducted.

         (c) To the Knowledge of Purchaser, neither the execution nor delivery of this Agreement, nor the carrying on of the Purchaser's business, nor the conduct of the Purchaser's business as currently proposed to be conducted after the Closing, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any material Contract relating to the Intellectual Property under which Purchaser or any of the employees, officers or directors of Purchaser are now obligated.

         (d) No Trade Secret or any other non-public, proprietary information material to the business of Purchaser as presently conducted has been authorized to be disclosed or, to the Knowledge of Purchaser, has been actually disclosed by Purchaser to any employee or any Third Party other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Purchaser's Intellectual Property. Purchaser has taken adequate security measures to protect the secrecy, confidentiality and value of all the Trade Secrets of Purchaser and any other confidential information, including invention disclosures, not covered by any patents owned or patent applications filed by Purchaser, which measures are reasonable in the industry in which Purchaser operates. Except as set forth on Schedule 4.14(d), each employee, consultant and independent contractor of Purchaser, has entered into a written non-disclosure and invention assignment agreement with Purchaser.

         (e) As of the date hereof Purchaser is not the subject of any pending or, to the Knowledge of Purchaser, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, or violation by any Person against Purchaser or challenging the ownership, use, validity or enforceability of, any material Intellectual Property. Purchaser has not received written (including, without limitation, by electronic mail) notice of any such threatened claim and, to the Knowledge of Purchaser, there are no facts or circumstances that would form the basis for any claim of infringement, unauthorized use, or violation by any Person against Purchaser, or challenging the ownership, use, validity or enforceability of any material Intellectual Property. All of Purchaser's rights in and to material Intellectual Property are valid and enforceable.

         (f) Except as set forth on Schedule 4.14(f), to the Knowledge of Purchaser, no Person is infringing, violating, misusing or misappropriating any material Intellectual Property of Purchaser, and no such claims have been made against any Person by Purchaser.

4.15     Relationships with Customers and Suppliers.
         ------------------------------------------

         To the Knowledge of Purchaser, there is no written communication, fact, event or action which exists or has occurred within 180 days prior to the date of this Agreement which would indicate that any of the following intends to terminate or materially reduce its business with Purchaser: (a) any customer of Purchaser, the loss of which could reasonably be expected to have a Material Adverse Effect on Purchaser or (b) any supplier to Purchaser of items essential to the conduct of Purchaser's business, which items cannot be replaced at comparable cost and the loss of which could reasonably be expected to have a Material Adverse Effect on Purchaser.

4.16     Customers.
         ---------

There are no material disputes pending or threatened with any current or former customer or with respect to any such Contract.

4.17     Environmental Matters.
         ---------------------

         Except as disclosed in Schedule 4.17 and except to the extent as would not have a Material Adverse Effect on Purchaser:

         (a) Purchaser has obtained all Environmental Authorizations currently necessary or required for the operation of its business, as currently conducted;

         (b) Purchaser is in material compliance with all Environmental Laws and Environmental Authorizations;

         (c) there are no claims, proceedings or investigations pending or, to the Knowledge of Purchaser, threatened against Purchaser alleging the violation of non-compliance with or potential liability under Environmental Laws or Environmental Authorizations;

         (d) Purchaser has not handled or disposed of, any substance, arranged for the disposal of any substance, or, to the Knowledge of Purchaser, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Purchaser or give rise to any material Liability for damage to any site or location or for any illness of or personal injury to any Person, or for any reason under any Environmental Law; and

         (e) to the Knowledge of Purchaser, all properties and equipment owned by Purchaser have been and are presently free of any Contaminants, and Purchaser is not aware of any facts, circumstances or conditions relating to the presence of any such Contaminants that could result in Purchaser incurring material liabilities under Environmental Laws.

4.18     Accounting Controls.
         -------------------

         Purchaser maintains systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the managers of Purchaser, that: (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied; (iii) access to the material property and assets of Purchaser is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

4.19     Brokers' and Finders' Fees.
         --------------------------

         Purchaser has not employed any agent, broker, investment banker or other Person that is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement other than ThinkEquity Partners, the fees and expenses of which shall be paid by Purchaser, and Purchaser agrees to indemnify and hold Seller harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Purchaser or its Affiliates.

4.20     Preparation for Form S-3 Registration.
         -------------------------------------

         Purchaser has fulfilled all the registrant requirements for filing a Registration Statement on Form S-3 for a secondary offering to enable Purchaser to fulfill its registration obligations under the Registration Rights Agreement.

                                   ARTICLE V
                                   COVENANTS

5.1      Investigations.
         --------------

         (a) By Purchaser.

         Through and after the Closing Date, Seller will give, or cause to be given to Purchaser and its representatives and agents, reasonable access to all the premises and Documents, officers and key employees of Seller and will cause such officers and employees to furnish to Purchaser such Contracts, financial and operating data and other information with respect to the Business, including the assets, operations, obligations and liabilities of the Business as Purchaser shall from time to time reasonably request for the purpose, among other things, of verifying the information furnished to Purchaser, developing transition plans, integrating the operations of the Business with the operations of Purchaser and its Affiliates and preparing financial statements of the Business and conducting an audit of such financial statements, all with the cooperation of a reasonable number of personnel of Seller; provided, however, that any such investigation shall be conducted during normal business hours and in such manner as not to unreasonably interfere with or disrupt the operation of the Business.

         (b) By Seller.

         Through and after the Closing Date, Purchaser will give, or cause to be given to Seller and its representatives and agents, reasonable access to all the premises and Documents relating to the Business, officers and key employees of Purchaser and will cause such officers and employees to furnish to Seller (in each instance, only as relating to the Business) such Contracts, financial and operating data and other information with respect to the Purchaser, including the assets, operations, obligations and liabilities of the Purchaser as Seller shall from time to time reasonably request for the purpose, among other things, of verifying the information furnished to Seller, responding to any and all claims relating to the Assumed and Excluded Liabilities, and filing tax returns and other governmental filings, all with the cooperation of a reasonable number of personnel of Purchaser; provided, however, that any such investigation shall be conducted during normal business hours and in such manner as not to unreasonably interfere with or disrupt the operation of the Purchaser.

5.2      Reasonable Best Efforts.
         -----------------------

         (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any), and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (ii) the obtaining of all necessary consents, approvals or waivers from Third Parties (including Seller obtaining all of the consents listed on Schedule 5.2(d) hereof) and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In furtherance of the foregoing, Purchaser and Seller each shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with obtaining any consents required to be obtained by it hereunder.

         (b) In the event that any and all consents, approvals or waivers necessary for the assignment, assumption or transfer of any Purchased Contract, Purchased Intellectual Property, or Assumed Liability or issuance of the Shares or any claim, right or benefit arising thereunder or resulting therefrom, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement and the Ancillary Agreements, to the extent permitted by Law, shall constitute a full and equitable assignment by Seller to Purchaser and assumption by Purchaser of all of Seller's right, title and interest in and to, and all of Seller's obligations and liabilities under, such Purchased Contract, Purchased Intellectual Property, or Assumed Liability. In the case of Purchased Contracts, Purchaser shall be deemed Seller's agent for purpose of completing, fulfilling and discharging all of Seller's Liabilities under any such Contract. Subject to
Section 5.2(a), the parties shall take all reasonable, lawful and necessary steps and actions to provide Purchaser with the benefits of such Purchased Contracts and Purchased Intellectual Property, and, in the case of Contracts and Assumed Liabilities, to relieve Seller of the performance, liability and other obligations thereunder, including entry into subcontracts for the performance of Contracts.

         (c) In the event that Seller shall be unable to make the equitable assignment and assumption described in Section 5.2(b), or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of Seller or Purchaser under such Purchased Contract, Purchased Intellectual Property or Assumed Liability or would not assign all of Seller's rights, liabilities and obligations thereunder at the Closing, each party shall continue to cooperate with the other and, subject to
Section 5.2(a), use all reasonable best efforts to provide the other party with all intended rights, liabilities and obligations. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignment are resolved, each party shall, subject to Section 5.2(a), use all reasonable best efforts to (i) provide to Purchaser, at the request of Purchaser, the benefits of any such Purchased Contract or Purchased Intellectual Property, (ii) provide to Seller, at the request of Seller, the relief of the performance, liability and other obligations thereunder and under any such Assumed Liability, (iii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to either party, and (iv) enforce, at the request of and for the account of the other party, any rights, or relief, of such other party arising from any such Purchased Contract, Purchased Intellectual Property or Assumed Liability against any third Person, including the right to elect to terminate a Contract in accordance with the terms thereof upon the advice of such other Party. To the extent that Purchaser is provided the benefits of any Purchased Contract or Purchased Intellectual Property referred to herein (whether from Seller or otherwise), Purchaser shall perform the obligations of Seller thereunder or in connection therewith.

         (d) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.2 shall require Seller or Purchaser to expend any sum (other than an immaterial sum), make a financial commitment (other than an immaterial financial commitment) or grant or agree to any concession (other than an immaterial concession) to any Third Party or Governmental Authority to obtain any such consent, approval or waiver.

5.3      Non-Solicitation; Non-Compete.
         -----------------------------

         (a) For a period of two years after the Closing Date, Seller shall not and shall use its reasonable efforts (provided that Seller shall not be required to incur more than an immaterial cost) to cause its Affiliates not to: (i) cause, solicit, induce or encourage any employees of Seller who are or become employees of Purchaser or its Affiliates to leave such employment or hire, employ or otherwise engage any such individual; (ii) cause, induce or encourage any material actual or prospective client, customer, supplier, or licensor of the Business, (including any existing or former customer of Seller and any Person that becomes a client or customer of the Business after the Closing) or any other Person who has a material business relationship with the Business, to terminate or change any such actual or prospective relationship in a manner which would be materially adverse to the Business; or (iii) conduct, participate or engage, directly or indirectly, in any business (A) involving the provision of any Products and services currently provided by Seller in connection with the Business or (B) that is otherwise directly and substantially competitive with the Business anywhere in the world (a "Restricted Business"); provided, however, that (1) the restrictions contained in this Section 5.3 shall not restrict the acquisition by Seller, directly or indirectly, of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business, (2) that Seller's subsidiary, CIVCO Medical Instruments Co., Inc., an Iowa corporation ("CIVCO"), shall not be prohibited from engaging in the provision of any products or services currently provided by it in connection with its business, including without limitation, researching, designing, developing, manufacturing or selling products and services in the ultrasound and minimally invasive markets, (3) that clauses (ii) and (iii) of this Section 5.3(a) shall not be deemed to prohibit a purchaser of Seller or CIVCO from engaging in the activities contemplated in (ii) and (iii) in any manner, including, but not limited to, engaging in such activities through Seller or CIVCO, and (4) that, notwithstanding the foregoing, such purchaser of Seller or CIVCO shall not be permitted to solicit with respect to the subject matter of an existing Contract of the Business.

         (b) The covenants and undertakings contained in this Section 5.3 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 5.3 will cause irreparable injury to the parties, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, Purchaser will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 5.3. The rights and remedies provided by this Section 5.3 are cumulative and in addition to any other rights and remedies which Purchaser may have hereunder or at law or in equity. In the event that Purchaser were to seek damages for any breach of this Section 5.3, the portion of the consideration delivered to Seller hereunder which is attributed by the parties to the foregoing covenant shall not be considered a measure of or limit on such damages.

         (c) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this
Section 5.3 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

5.4      Use of Names.
         ------------

         Upon completion of the Closing, Seller shall cease using all Trade Names and all other Purchased Intellectual Property. Seller agrees that Purchaser shall have the right to use the name "Colorado MEDtech" and any related service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia containing or comprising such name (i) for a period of ninety (90) days following the Closing Date on packaging materials, displays, signs, promotional materials and other materials and (ii) on existing inventory and, to the extent that the current manufacturing process so requires, on newly manufactured Products; provided that Purchaser shall cease to use such names and marks on newly manufactured products as soon as reasonably practicable.

5.5      Transition Services.
         -------------------

         The parties shall enter into a Transition Services Agreement in substantially the form attached hereto as Exhibit D.

5.6      Announcements.
         -------------

         Prior to the Closing, neither Seller nor Purchaser nor their respective Affiliates will issue any press release or otherwise make any written public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable Law or the rules or regulations of the Nasdaq National Market (including pursuant to U.S. federal securities laws), in which event the party required to make the release or announcement shall allow the other party reasonable time, in light of the circumstances, to comment on such release or announcement in advance of such issuance. Purchaser and Seller will cooperate concerning the timing and content of all press releases and public statements concerning the transactions contemplated hereby.

5.7      Certain Information.
         -------------------

         After the Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to the other and their respective accountants, counsel and other representatives access, during normal business hours, to such information as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of, prosecution of, or response required under, or pursuant to, any lawsuit, action or proceeding or in order to enable the parties to comply with their respective obligations under this Agreement. Purchaser and Seller shall, and shall cause their respective Affiliates to, retain until seven
(7) years after the Closing Date all such records pertaining to the Purchased Assets and Assumed Liabilities which are owned by such Person immediately after the Closing; provided, however, that, from and after the second anniversary of the Closing Date, a party may dispose of such records if, before disposing of any such records, the applicable party shall give notice to such effect to the other and shall give the other, at the other's cost and expense, the opportunity to remove and retain all or any part of such records as the other may select. Each party shall reimburse the other party for reasonable Third Party out-of-pocket costs and expenses incurred in assisting the requesting party, pursuant to this Section 5.7. Neither party shall be required by this Section 5.7 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

5.8      Further Assurances.
         ------------------

         (a) From time to time, as and when requested by any party, each of the parties hereto shall, at its expense except as otherwise expressly provided herein, execute such documents and other instruments and take such further actions (subject to Section 5.2) as may be reasonably required or desirable to carry out the provisions hereof and consummate and evidence the transactions contemplated hereby (including causing the conditions to Closing set forth in Article VI to be satisfied as promptly as practicable) or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement, including executing and delivering or causing to be executed to the other party such assignments, deeds, bills of sale, assumption agreements, consents and other instruments of transfer or assumption as the other party or its counsel may reasonably request as necessary or desirable for such purpose.

         (b) Without limiting the provisions of Article X, if, following the Closing, Purchaser identifies (or, as hereinafter provided, receives a copy of) a Material Contract that Seller incorrectly failed to include on Schedule 3.8(a), Purchaser may, at its election, assume such Contract promptly following such identification, in which event such Contract shall constitute a Purchased Contract as of such date of assumption. If Seller identifies any such Contract following the Closing, Seller shall promptly deliver a copy thereof to Purchaser.

         For so long as Seller holds any of the Shares, and provided that Seller does not purchase or otherwise acquire any additional HEI Shares, Purchaser agrees not to take any action to redeem, purchase or exchange any of its equity securities if such action would result in Seller holding 20% or more of the outstanding capital stock of Purchaser. In the event such an action is taken, Purchaser agrees to immediately repurchase, at a price per share equal to the greater of (a) the current trading price or (b) $3.00, such number of the Shares as is necessary to reduce Seller's holding below 20%.

5.9      Bond Payoff.
         -----------

         As soon as practicable after the Closing, Purchaser shall take all actions necessary to fully repay and satisfy the City of Victoria, Minnesota $5,625,000 Variable Rate Demand Industrial Development Revenue Bonds Series 1996 A and B (HEI and Company Project) (the "Bonds") which, as of the date hereof, have an unpaid aggregate balance of principal and accrued interest of approximately $1,800,000.

                                   ARTICLE VI
                            CONDITIONS TO THE CLOSING

6.1      Conditions to Each Party's Obligation to Effect the Closing.
         ------------------------------------------------------------

         The respective obligation of each party to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived jointly by Purchaser and Seller):

         (a) No Injunctions; Compliance. No Law, injunction or other legal restraint or prohibition preventing the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Acquisition") shall be in effect, and all statutory requirements, if any, for the valid consummation by Purchaser and Seller of the Acquisition shall have been fulfilled and all Authorizations (if any) of all Governmental Authorities required to be obtained in order to permit the consummation of the Acquisition shall have been obtained.

         (b) No Adverse Proceedings. No Legal Proceedings by a Governmental Authority shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a court or other Governmental Authority or arbitrator to enjoin, restrain or prohibit the transactions contemplated by this Agreement or any of the Ancillary Documents.

6.2      Conditions to Purchaser's Obligation to Effect the Closing.
         ----------------------------------------------------------

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived exclusively by Purchaser):

         (a) Representations and Warranties of Seller. The representations and warranties of Seller set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects on and as of such earlier date), and Purchaser shall have received a certificate signed by an authorized officer of Seller, dated the Closing Date, to such effect.

         (b) Compliance. Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of Seller, dated the Closing Date, to such effect and copies of such corporate resolutions and other documents evidencing the performance thereof as Purchaser may reasonably request.

         (c) No Material Adverse Change on Seller. There shall not have occurred any Material Adverse Effect on Seller.

         (d) Certain Consents. The consents listed in Schedule 3.3 shall have been obtained and shall be in full force and effect.

         (e) Seller Ancillary Documents. Seller shall have delivered to Purchaser the duly executed Seller Ancillary Documents.

         (f) Real Property Documents. Seller shall have delivered to Purchaser the documents referred to in Section 8.1(f).

         (g) Tax Certificates. Seller shall have furnished to Purchaser an affidavit of non-foreign status that complies with Section 1445 of the Code and all tax clearance certificates or similar documents, which may be required by any taxing authority in order to relieve purchaser of any obligation to withhold any portion of the purchase price.

         (h) Corporate Proceedings and Documents. All corporate proceedings taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (i) Purchaser Lender Consent. Purchaser shall have obtained any necessary consent to the transactions contemplated hereby pursuant to the Loan and Security Agreement, dated as of July 31, 2000, by and among LaSalle Business Credit, Inc. and Purchaser, as amended, and such consent shall be in full force and effect.

         (j) Seller Lender Consent. Seller shall have obtained a UCC-3 release of all security interests applicable to the Purchased Assets from KeyBank, N.A.

         (k) Noncompetition and Nonsolicitation Agreements. Each of the Persons listed on Schedule 6.2(k) shall have executed and delivered a noncompetition and nonsolicitation agreement substantially in the form attached hereto as Exhibit E.

6.3      Conditions to Seller's Obligations to Effect the Closing.
         --------------------------------------------------------

         The obligation of Seller to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived exclusively by Seller):

         (a) Representations and Warranties of Purchaser. The representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and

Seller shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to such effect.

         (b) Compliance. Purchaser shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date to such effect and copies of such corporate resolutions and other documents evidencing the performance thereof as Seller may reasonably request.

         (c) No Material Adverse Change on Purchaser. There shall not have occurred any Material Adverse Effect on Purchaser.

         (d) Certain Consents. The consents listed in Schedule 6.3(d) shall have been obtained and shall be in full force and effect.

         (e) Purchaser Ancillary Documents. Purchaser shall have delivered to Seller the duly executed Purchaser Ancillary Documents.

         (f) Real Property Documents. Purchaser shall have delivered to Seller the documents referred to in Section 8.2(d).


         (g) Registration Rights Agreement. Purchaser shall have delivered to Seller the duly executed Registration Rights Agreement.


         (h) Corporate Proceedings and Documents. All corporate proceedings taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Seller and its counsel, and Seller and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6.4      Frustration of Closing Conditions.
         ---------------------------------

         Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur.

                                  ARTICLE VII
                      THE CLOSING; TERMINATION OF AGREEMENT

7.1      The Closing.
         -----------

         Unless the parties agree otherwise in writing, the Closing shall be held at 11:00 a.m., local time, on January 24, 2003 at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or as soon as practical thereafter; provided, however, that each of the conditions precedent set forth in Sections 6.1, 6.2 and 6.3 (other than those conditions that by their terms are to be satisfied simultaneously with the Closing) shall have then been satisfied or waived. At the Closing, all of the transactions provided for in Article II hereof shall be consummated on a substantially concurrent basis.

7.2      Termination.
         -----------

         (a) Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

                  (i) by mutual written consent of both Purchaser and Seller;

                  (ii) by Purchaser if any of the conditions set forth in Sections 6.1 or 6.2 shall have become incapable of fulfillment, and shall not have been waived by Purchaser;

                  (iii) by Seller if any of the conditions set forth in Sections
         6.1 or 6.3 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                  (iv) by Purchaser if there shall have occurred and be continuing any condition, event or development having, or reasonably likely to have, a Material Adverse Effect on Seller; or

                  (v) by Purchaser or Seller if the Closing has not occurred on or before January 31, 2003, provided that the party seeking termination pursuant to clause (ii), (iii), (iv) or (v) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         (b) In the event of termination by Seller, on the one hand, or Purchaser, on the other hand, pursuant to this Section 7.2, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 7.2, this Agreement shall become null and void and of no further force and effect, except for (i) the obligation of the parties to keep confidential certain information and data obtained, (ii) the provisions of Section 5.8 and this Section 7.2 and (iii) Article XI. Nothing in this Section 7.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII
                            DELIVERIES AT THE CLOSING

8.1      Deliveries by Seller at the Closing.
         -----------------------------------

         At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following items:

         (a) The officer's certificates referred to in Sections 6.2(a) and (b).

         (b) The duly executed Seller Ancillary Documents referred to in Section 6.2(e), each dated the Closing Date and in form and substance reasonably satisfactory to counsel to Purchaser.

         (c) The tax certificates referred to in Section 6.2(g).

         (d) Duly executed assignments of the U.S. trademark registrations and applications included in the Purchased Intellectual Property, in a form suitable for recording in the U.S. trademark office, and general assignments of all other Purchased Intellectual Property.

         (e) Certificates of the Secretary or an Assistant Secretary of Seller, dated the Closing Date, (A) as to the incumbency and signatures of the officers or representatives of Seller executing this Agreement and each of the Seller Ancillary Documents to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (B) certifying attached resolutions of the Board of Directors of Seller which authorize and approve the execution, delivery and performance of this Agreement and each of the Seller Ancillary Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby.

         (f) Duly executed and acknowledged assignments, in form and substance reasonably acceptable to Purchaser, transferring to Purchaser all of Seller's right, title and interest in and to the Real Property Leases.

         (g) Fully executed originals of each Real Property Lease, together with all amendments, extensions, assignments and memoranda thereof.

         (h) The consents to assignment set forth in Section 6.2(d).


         (i) The duly executed Registration Rights Agreement.


         (j) Cash in the amount of $2,500,000, representing the cash component of the Purchased Assets; provided, however, that Seller shall retain $300,000 (the "Additional Payroll Amount") of such sum for the purpose of paying payroll and payroll taxes applicable to the

Transferred Employees through and including January 31, 2003 (the "Additional Payroll"), and that within seven (7) days of such date Seller shall submit to Purchaser a statement setting forth the actual payroll amounts paid to, and payroll taxes paid on behalf of, the Transferred Employees in the Additional Payroll (the "Actual Payroll Amount"), and that within three (3) days of delivery of such statement (i) Seller shall pay to Purchaser an amount equal to the amount by which the Additional Payroll Amount exceeds the Actual Payroll Amount or (ii) Purchaser shall pay to Seller an amount equal to the amount by which the Actual Payroll Amount exceeds the Additional Payroll Amount. Notwithstanding the foregoing, the parties agree that as of the Closing Date, the Transferred Employees shall be employees of Purchaser, and Purchaser shall indemnify and hold harmless the Seller Indemnified Parties from and against any and all Damages arising out of, based upon or with respect to any claim by a Transferred Employee relating to such employee's employment by Purchaser from and after the Closing Date.

         (k) Cash in the amounts of (a) $2,600,000, representing the principal amount of the Note (to be paid in the manner described in Section 2.5) and (b) $514,994, representing the customer deposits component of the Purchased Assets.

         (l) The UCC-3 release set forth in Section 6.2(j).

         (m) The Noncompetition and Nonsolicitation Agreements set forth in
Section 6.2(k).


8.2      Deliveries by Purchaser at the Closing.
         --------------------------------------

         At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller, the following items:

         (a) The officer's certificates referred to in Sections 6.3(a) and (b).

         (b) The duly executed Purchaser Ancillary Documents referred to in
Section 6.3(e), each dated the Closing Date and in form and substance reasonably satisfactory to counsel to Seller.

         (c) Certificates of the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date, (A) as to the incumbency and signatures of the officers or representatives of Purchaser executing this Agreement and each of the Purchaser Ancillary Documents to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (B) certifying attached resolutions of the Board of Directors of Purchaser which authorize and approve the execution, delivery and performance of this Agreement and each of the Purchaser Ancillary Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby.

         (d) Duly executed and acknowledged assumption, pursuant to which Purchaser shall assume and agree to timely observe and perform all of the obligations of the applicable Seller under each Real Property Lease assigned hereunder, to the extent accruing on and after the effective date of the assignment.

         (e) The Note referred to in Section 2.5.


         (f) The duly executed Registration Rights Agreement.


         (g) A duly executed undertaking to deliver the Shares, in substantially the form attached hereto as Exhibit F.

                                   ARTICLE IX
                         EMPLOYEES AND EMPLOYEE BENEFITS

9.1      Transferred Employees.
         ---------------------

         Within two (2) business days following the Closing, Purchaser shall deliver, in writing, an offer of employment (on an "at will" basis) to at least 134 Business Employees to be identified by Purchaser on a schedule to be delivered to Seller no later than two (2) business days after the Closing with such employment to commence on February 1, 2003, subject to Purchaser's standard conditions for new employees. Each such offer of employment shall be at the same salary or hourly wage rate and position in effect immediately prior to the Closing Date. Such individuals who accept such offer by February 1, 2003 are hereinafter referred to as the "Transferred Employees." Subject to applicable Laws, on and after February 1, 2003, Purchaser shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them).

9.2      Excluded Employees.
         ------------------

         Any Business Employee who is not offered employment by Purchaser pursuant to 9.1 or who does not accept an offer of employment by Purchaser, in each case pursuant to Section 9.1, is hereinafter referred to as an "Excluded Employee." Seller shall be responsible for, and shall indemnify and hold harmless Purchaser and its Affiliates with respect to all Liabilities relating to any Excluded Employee, including any employment-related liability and any liability relating to, arising under or in connection with any Benefit Plan, severance plan or any agreements providing for severance pay obligations, including agreements with any individual Excluded Employees providing for severance pay obligations following a change in control, whether arising prior to, on, or after the Closing Date; provided, however, that Purchaser shall indemnify and hold Seller and its Affiliates harmless with respect to any Liability of Seller arising under WARN which relates solely to the failure of Purchaser to extend all employment offers required by Section 9.1 or actions of Purchaser with respect to the Transferred Employees following the Closing Date (the "Purchaser Indemnifiable Costs").

                                   ARTICLE X
                       CLOSING AND POST-CLOSING COVENANTS;
                                 INDEMNIFICATION

10.1     Representations and Warranties; Effective Period for Indemnification.
         --------------------------------------------------------------------

         (a) Subject to Sections 10.1(b) and (c), the representations and warranties of the parties contained in Articles III and IV of this Agreement shall not survive the Closing.

         (b) If and only if Seller is the owner of CIVCO on the date that is six
(6) months after the Closing, then the representations and warranties in Articles III and IV shall survive and be of effect, but only as of the date of this Agreement and the Closing Date, and shall only survive and be of effect until the date that is two years after the Closing Date.

         (c) The obligations to indemnify and hold harmless any party pursuant to Section 10.2 shall be effective only when the applicable representation or warranty is effective pursuant to this Section 10.1

10.2     Indemnification.
         ---------------

         (a) Subject to Section 10.1(c), Purchaser shall indemnify and hold harmless Seller and its managers, officers, employees and agents (collectively, the "Seller Indemnified Parties"), from and against any and all Damages arising out of, based upon or with respect to (i) any breach of any representation or warranty of Purchaser contained in this Agreement or in any Purchaser Ancillary Document, (ii) the breach by Purchaser of any of the covenants and agreements on its part to be performed under this Agreement or the Purchaser Ancillary Documents, (iii) any Assumed Liabilities and (iv) subject to the other provisions of this Section 10.2, the ownership of the Purchased Assets or the operation of the Business by Purchaser after the Closing Date, except for the Excluded Liabilities. To the extent that a given claim for indemnification in favor of the Seller Indemnified Parties actually arises under both Section 10.2(a)(i) (without regard to the applicable Survival Period) or 10.2(a)(ii) and
Section 10.2(a)(iii), then to such extent such claim shall be deemed to only have arisen under Section 10.2(a)(iii).

         (b) Seller shall indemnify and hold harmless Purchaser and its directors, officers, employees and agents (collectively, the "Purchaser Indemnified Parties"), from and against any and all Damages arising out of, based upon or with respect to (i) any breach of any representation or warranty of Seller contained in this Agreement or in any Seller Ancillary Document, (ii) the breach by any Seller of any of the covenants and agreements on its part to be performed under this Agreement or the Seller Ancillary Documents and (iii) any Excluded Liability. To the extent that a given claim for indemnification in favor of the Purchaser Indemnified Parties actually arises under both Section 10.2(b)(i) (without regard to the applicable Survival Period) or 10.2(b)(ii) and
Section 10.2(b)(iii), then to such extent such claim shall be deemed to only have arisen under Section 10.2(b)(iii).

         (c) For the purposes of administering the indemnification provisions of this Section 10.2, the following procedures shall apply from and after the Closing Date:

                  (i) Each indemnified party shall notify the Indemnitor of any Indemnification Event in writing and in reasonable detail within ten
         (10) Business Days following the receipt of notice of the commencement of any action or proceeding or the assertion of any claim against such indemnified party, or giving rise to indemnity pursuant to Section 10.2 (any notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an Indemnification Event, from the first day such claim is amended to include any claim which is an Indemnification Event hereunder) and shall indicate in such notification whether such indemnified party is requesting indemnification with respect to such Indemnification Event and the amount of indemnification initially anticipated (if the same is capable of estimation). The failure to give notice as required by this Section 10.2(c)(i) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is actually adversely affected by the failure of the indemnified party to give notice in a timely fashion as required by this Section 10.2 (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice).

                  (ii) After notification is given as aforesaid, the Indemnitor shall be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding, or to participate in any negotiations or proceedings to settle or otherwise eliminate any claim; provided, however, that in the event the Indemnitor assumes any such defense or settlement or any such negotiations, it shall actively pursue such defense, settlement or negotiations in good faith. If the Indemnitor fails to elect in writing within twenty (20) Business Days after the notification referred to above to assume the defense, the indemnified party may engage counsel to defend, settle or otherwise dispose of such action or proceeding.

                  (iii) In cases where the Indemnitor has assumed the defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party, provided that the Indemnitor shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of any such action, proceeding or claim without the consent or agreement of the indemnified party (which consent will not be unreasonably withheld or delayed and will be granted if required by the last sentence of Section 10.2(c)(v)).

                  (iv) In any case in which the Indemnitor assumes the defense or settlement thereof, the indemnified party shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought and shall have the right to employ its own counsel (which counsel shall be reasonably satisfactory to the Indemnitor) in any such case (it being understood that the Indemnitor shall control such defense), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such suit, action, claim or proceeding,
         (B) the Indemnitor shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding reasonably promptly after notice of commencement of the action, suit, claim or proceeding, or (C) such indemnified party shall have been advised by counsel in writing that there may be defenses available to it which are different from or additional to those available to the Indemnitor which, if the Indemnitor and the indemnified party were to be represented by the same counsel, would reasonably be expected to result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees and expenses of one counsel or firm of counsel selected by the indemnified party shall be borne by the Indemnitor.

                  (v) In the event indemnification is requested, the relevant Indemnitor, its representatives and agents shall have access to the premises, books, records and employees of the indemnified party or parties seeking such indemnification to the extent reasonably necessary to assist it in defending or settling any action, proceeding or claim; provided, however, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the indemnified party or parties and shall only take place in the presence of a representative of the indemnified party or parties unless otherwise so agreed and the indemnified party shall not be required to disclose any information with respect to itself or any of its Affiliates or former Affiliates (other than any such Affiliate or former Affiliate which is a party to this Agreement), and shall not be required to participate in the defense of any claim to be indemnified hereunder (except as otherwise expressly set forth herein), unless such disclosure or participation is otherwise required or reasonably necessary in the defense of any claim to be indemnified hereunder. In the event indemnification is requested, the indemnified parties shall
         (i) retain all records and information that are reasonably relevant to the claim to be indemnified hereunder, (ii) deliver to the Indemnitor, within five (5) Business Days after the relevant indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by such indemnified party relating to the claim to be indemnified hereunder and (iii) make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor assumes the defense or settlement of a claim to be indemnified hereunder, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such claim without the Indemnitor's prior written consent (which consent shall not be unreasonably withheld). If the Indemnitor assumes the defense or settlement of a claim to be indemnified hereunder, the indemnified party shall agree to any settlement, compromise or discharge of such claim that the Indemnitor may recommend and that by its terms obligates the Indemnitor to pay the full amount of the liability in connection with such claim and which (x) releases the indemnified party completely in connection with such claim and (y) has no material and adverse effect on Purchaser (or its Affiliates) after the Closing.

                  (vi) In the event any indemnified party should have a claim against any Indemnitor that does not involve a claim being asserted against or sought to be collected from such indemnified party by any other person, the indemnified party shall deliver notice of such claim with reasonable promptness to the Indemnitor. Subject to Section 10.1, the failure by any indemnified party so to notify the Indemnitor shall not relieve the Indemnitor from any liability that it may have to such indemnified party under Section 10.2, except to the extent that the Indemnitor demonstrates that it has been actually prejudiced by such failure. If the Indemnitor does not notify the indemnified party within fifteen
         (15) Business Days following its receipt of such notice that the Indemnitor disputes its liability to the indemnified party under
         Section 10.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the Indemnitor under
         Section 10.2 and the Indemnitor shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnitor has timely disputed its liability with respect to such claim as provided above, the Indemnitor and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                  (vii) Any amount which is required to be paid by an Indemnitor to any party including any reimbursement to which such party is entitled shall be paid by such Indemnitor promptly.

         (d) From the date hereof until the earlier of (i) the expiration of the indemnification obligation with respect to the subject matter of such Document or the (ii) fifth anniversary of the Closing Date, each party to this Agreement agrees to use all reasonable efforts to retain all Documents with respect to all matters as to which indemnity may be sought under this Agreement (except to the extent that such Documents in the possession of a party may be transferred to the possession of another party at the Closing pursuant to or as contemplated by this Agreement). Before disposing of or otherwise destroying any such Documents, the possessor thereof shall give reasonable notice to such effect and deliver to any Indemnitor, at such Indemnitor's expense and upon its request, a copy of any such Documents. In addition, each party to this Agreement agrees to use its reasonable efforts to cooperate and cause its employees to cooperate with and assist the appropriate Indemnitor and indemnified party in connection with any claim, action or proceeding for which indemnity is sought hereunder or with respect to which an Indemnitor has elected to participate in the defense. Each party to this Agreement agrees to make commercially reasonably efforts to mitigate or resolve any claim or liability for which indemnity is sought hereunder; provided, however, that in the event that Purchaser or Seller shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, such failure shall not affect the indemnified party's right to indemnification with respect to such claim or liability or otherwise give rise to any claim or cause of action against the indemnified party.

         (e) Neither Seller nor Purchaser shall be liable to, or be required to indemnify, any Person under Section 10.2(b)(i) or 10.2(a)(i), respectively, (A) until the aggregate amount of Damages sustained by that party exceeds $50,000, in which case such party shall be indemnified for the entire amount of such Damages up to the Cap, or (B) for an aggregate amount of Damages exceeding $2,000,000 (the "Cap") in connection with Damages related to the breach of any representation and warranty of Seller and Purchaser in Articles III and IV , respectively. Notwithstanding anything to the contrary contained herein, the Cap shall not apply with respect to Damages relating to (i) Excluded Liabilities or Assumed Liabilities, (ii) any of the covenants of Seller or Purchaser set forth in this Agreement or (iii) the breach of any representation or warranty contained in Sections 3.1, 3.13, and 4.1 of this Agreement.

         (f) The amount of any Damages for which indemnification is provided under this Article X shall be net of any amounts actually recovered (regardless of when recovered) by the indemnified party under insurance policies or pursuant to indemnity rights against persons or entities not parties to this Agreement with respect to such Damages and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Damage. Purchaser and Seller shall, and shall cause their Affiliates to, use their commercially reasonable efforts to recover any amounts recoverable under insurance policies with respect to Damages for which indemnification is provided under this Article X.

10.3     Payment of Brokers' or Finders' Fees.
         ------------------------------------

         Seller shall pay any and all brokers' or finders' fees, or any other commission or similar fee, payable to any person acting on behalf of Seller or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, and Purchaser shall pay any and all brokers' or finders' fees, or any other commission or similar fee, payable to any person acting on behalf of Purchaser or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, in each case regardless of whether any claim for payment is asserted before or after the Closing of the transactions contemplated hereby, or before or after any termination of this Agreement.

10.4     Purchase Price Allocation.
         -------------------------

         Not later than 90 days after the Closing Date, Purchaser shall prepare and deliver to Seller for its review and approval, which shall not be unreasonably withheld or delayed, copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") allocating the purchase price (including the Assumed Liabilities) among the Purchased Assets. Purchaser shall prepare and deliver to Seller for its review and approval, which shall not be unreasonably withheld or delayed, from time to time revised copies of the Asset Acquisition Statement (the "Revised Statements") so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any). The purchase price for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by Purchaser to Seller, and all income Tax Returns and reports filed by Purchaser and Seller shall be prepared consistently with such allocation.

10.5     Tax Matters.
         -----------

         (a) To the extent permitted by applicable Law, Seller and Purchaser will (and will cause their Affiliates to) treat any indemnification payment made or received under this Agreement as an adjustment to the purchase price and not as an item subject to Tax or as a reduction of a deductible item.

         (b) Seller and Purchaser shall each bear one-half of the responsibility for (and shall indemnify and hold harmless each other against one-half of) any sales taxes applicable to the Purchased Assets and for all other applicable sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including real property transfer gains taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Purchaser or its Affiliates). Seller shall file all necessary documents (including all Tax Returns) with respect to all such amounts in a timely manner.

         (c) For purposes of clause (vii) of the definition of Excluded Liabilities, in the case of a taxable period that includes the Closing Date, Taxes relating to the Purchased Assets shall be allocated to the periods before and after the Closing Date as follows: (i) in the case of Taxes such as property taxes, such Taxes shall be allocated to periods before and after the Closing Date on a per diem basis and (ii) in the case of Taxes based on net or gross income, or transactional taxes such as sales taxes, the portion of such Taxes allocable to the period before the Closing Date shall be computed on the assumption that the taxable period ended on the Closing Date.

                                   ARTICLE XI
                                     GENERAL

11.1     Amendments.
         ----------

         This Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

11.2     Integrated Contract.
         -------------------

         This Agreement, including the Schedules and Exhibits hereto, any written amendments to the foregoing satisfying the requirements of Section 11.1 hereof , the Confidentiality Agreement dated December 11, 2002 between Purchaser and Seller and the Ancillary Documents, including the schedules and exhibits thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters, including the Letter Agreement, dated as of November 1, 2002, by and among the parties. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement or the Ancillary Documents other than those set forth herein or in the Ancillary Documents or any other document required to be executed and delivered hereunder or thereunder. In the event of any conflict between the provisions of this Agreement and the provisions of any Ancillary Documents, the provisions of this Agreement shall control.

11.3     Governing Law.
         -------------

         This Agreement and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles. Each of the parties hereto waives to the fullest extent permitted by law any right to trial by jury in any action, suit or proceeding brought to enforce, defend or interpret any rights or remedies under, or arising in connection with or relating to, this Agreement.

11.4     Notices.
         -------

         All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one (1) Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

         (a) if to Purchaser, to:

                           HEI, Inc.
                           6385 Old Shady Oak Road
                           Suite 280
                           Eden Prairie, MN  55344
                           Attention:  Chief Executive Officer
                           Telecopy:  (952) 443-7000

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Michael King, Esq.
                           Telecopy:  (212) 310-8007

         (b) if to Seller, to:

                           Colorado MEDtech, Inc.
                           4801 North 63rd Street,
                           Boulder, Colorado  80301
                           Attention:  Chief Executive Officer
                           Telecopy:  (303) 581-1010
                           with a copy to:

                           Colorado MEDtech, Inc.
                           4801 North 63rd Street,
                           Boulder, Colorado  80301
                           Attention:  General Counsel
                           Telecopy:  (303) 581-1010

                           Faegre & Benson LLP
                           1900 15th Street
                           Boulder, Colorado  80302
                           Attention:  Christopher M. Hazlitt, Esq.
                           Telecopy:  (303) 449-5426

or to such other address(es) as shall be furnished in writing by any such party to each of the other parties hereto in accordance with the provisions of this
Section 11.4.

11.5     Assignment.
         ----------

         Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior consent of each of the other parties hereto, except that Purchaser may assign any or all of its rights and/or obligations hereunder (including the right to purchase certain of the Purchased Assets and assume certain of the Assumed Liabilities) to any of its Affiliates and any such Affiliate may assign such rights and/or obligations to another Affiliate of Purchaser or to Purchaser. Notwithstanding the foregoing, Purchaser shall remain liable for all of its obligations under this Agreement. Subject to the first sentence of this Section 11.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 11.5 shall be void.

11.6     No Third Party Beneficiaries.
         ----------------------------

         Nothing contained in this Agreement, express or implied, shall confer upon any Person who is not a party hereto any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

11.7     Headings.
         --------

         The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles," "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

11.8     Counterparts.
         ------------

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person or by telecopier, receipt acknowledged, to the other party hereto.

11.9     Expenses.
         --------

         Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided herein each of the parties hereto shall be responsible for the payment of its own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement, including the fees of any attorneys, accountants, brokers or other advisors employed or retained by or on behalf of such party, and any commitments or expenditures made by any party in connection with the transactions contemplated hereby are solely at the risk, and for the account of such party; provided, however, that a party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of their rights under this Agreement, which payment of expenses shall be in addition to any other relief to which such other parties may be entitled.

11.10    Severability; Enforcement.
         -------------------------

         The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

11.11    Jurisdiction.
         ------------

Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding against either of them arising out of or in connection with this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby or disputes relating hereto or thereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the Ancillary Documents, or the subject matter hereof or thereof, may not be enforced in or by such court. Each party hereto further and irrevocably accepts and submits to the exclusive jurisdiction and venue of such courts in personam with respect to any such action, suit or proceeding and further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 11.11.

11.12    Exhibits/Schedules.
         ------------------

         The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

         [The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Purchase Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, all as of the date first written above.

                                        HEI, INC.


                                        By: /s/ Anthony J. Fant
                                            ------------------------------------
                                            Name:  Anthony J. Fant
                                            Title: Chairman, Chief Executive
                                                   Officer and President

                                        COLORADO MEDTECH, INC.


                                        By: /s/ Stephen K. Onody
                                            ------------------------------------
                                            Name:  Stephen K. Onody
                                            Title: Chief Executive Officer and
                                                   President

                              SCHEDULE OF EXHIBITS

Exhibit A         Escrow Agreement

Exhibit B         Registration Rights Agreement

Exhibit C         Subordinated Promissory Note

Exhibit D         Transition Services Agreement

Exhibit E         Non-competition and Nonsolicitation Agreement

Exhibit F         Share Delivery Undertaking of HEI

                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----

ARTICLE I DEFINITIONS ..................................................................................1
---------------------

         1.1      Definitions...........................................................................1
         ---      ------------

         1.2      Terms Defined Elsewhere in this Agreement............................................12
         ---      ------------------------------------------

         1.3      Other Definitional Provisions........................................................13
         ---      ------------------------------

ARTICLE II SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES; THE CLOSING.........................13
------------------------------------------------------------------------------

         2.1      Purchase and Sale of Purchased Assets................................................13
         ---      --------------------------------------

         2.2      Assumption of Liabilities............................................................13
         ---      --------------------------

         2.3      Equity Consideration from Purchaser to Seller........................................14
         ---      ----------------------------------------------

         2.4      Rights and Obligations Associated With the Shares....................................14
         ---      --------------------------------------------------

         2.5      Subordinated Debenture...............................................................16
         ---      -----------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER...................................................16
----------------------------------------------------

         3.1      Organization and Authority...........................................................16
         ---      ---------------------------

         3.2      No Conflicts.........................................................................17
         ---      -------------

         3.3      Consents.............................................................................17
         ---      ---------

         3.4      No Subsidiaries......................................................................17
         ---      ----------------

         3.5      Financial Statements.................................................................17
         ---      ---------------------

         3.6      Absence of Undisclosed Liabilities...................................................18
         ---      -----------------------------------

         3.7      Absence of Certain Developments......................................................18
         ---      --------------------------------

         3.8      Material Contracts; Restrictive Contracts; Purchased Contracts.......................20
         ---      ---------------------------------------------------------------

         3.9      Labor; Personnel.....................................................................22
         ---      -----------------

         3.10     Legal Proceedings; Orders............................................................24
         ----     --------------------------

         3.11     Compliance with Laws; No Defaults....................................................24
         ----     ----------------------------------

         3.12     Taxes................................................................................25
         ----     ------

         3.13     Purchased Assets.....................................................................26
         ----     -----------------

         3.14     Real Property........................................................................27
         ----     --------------

         3.15     Intellectual Property................................................................27
         ----     ----------------------

         3.16     Relationships with Customers and Suppliers...........................................30
         ----     -------------------------------------------

         3.17     Customers............................................................................30
         ----     ----------

         3.18     Product Warranty.....................................................................30
         ----     -----------------

         3.19     Environmental Matters................................................................31
         ----     ----------------------

                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----

         3.20     Insurance............................................................................31
         ----     ----------

         3.21     Accounting Controls..................................................................32
         ----     --------------------

         3.22     Securities Act; Ownership............................................................32
         ----     --------------------------

         3.23     Brokers' and Finders' Fees...........................................................32
         ----     ---------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................32
------------------------------------------------------

         4.1      Organization and Authority...........................................................32
         ---      ---------------------------

         4.2      No Conflicts.........................................................................33
         ---      -------------

         4.3      Consents.............................................................................33
         ---      ---------

         4.4      Capitalization; No Stockholders Agreement; No Subsidiaries...........................34
         ---      -----------------------------------------------------------

         4.5      Financial Statements.................................................................34
         ---      ---------------------

         4.6      Absence of Undisclosed Liabilities...................................................34
         ---      -----------------------------------

         4.7      Absence of Certain Developments......................................................35
         ---      --------------------------------

         4.8      Material Contacts; Restrictive Covenants; Purchased Contracts........................36
         ---      --------------------------------------------------------------

         4.9      Labor; Personnel.....................................................................36
         ---      -----------------

         4.10     Legal Proceedings; Orders............................................................37
         ----     --------------------------

         4.11     Compliance with Laws; No Defaults....................................................37
         ----     ----------------------------------

         4.12     Taxes................................................................................38
         ----     ------

         4.13     Real Property........................................................................38
         ----     --------------

         4.14     Intellectual Property................................................................39
         ----     ----------------------

         4.15     Relationships with Customers and Suppliers...........................................40
         ----     -------------------------------------------

         4.16     Customers............................................................................40
         ----     ----------

         4.17     Environmental Matters................................................................40
         ----     ----------------------

         4.18     Accounting Controls..................................................................41
         ----     --------------------

         4.19     Brokers' and Finders' Fees...........................................................41
         ----     ---------------------------

         4.20     Preparation for Form S-3 Registration................................................41
         ----     --------------------------------------

ARTICLE V COVENANTS .................................................................................. 42
-------------------

         5.1      Investigations.......................................................................42
         ---      ---------------

         5.2      Reasonable Best Efforts..............................................................42
         ---      ------------------------

         5.3      Non-Solicitation; Non-Compete........................................................44
         ---      ------------------------------

         5.4      Use of Names.........................................................................45
         ---      -------------


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



                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----


         5.5      Transition Services..................................................................45
         ---      --------------------

         5.6      Announcements........................................................................45
         ---      --------------

         5.7      Certain Information..................................................................45
         ---      --------------------

         5.8      Further Assurances...................................................................46
         ---      -------------------

         5.9      Bond Payoff..........................................................................46
         ---      ------------

ARTICLE VI CONDITIONS TO THE CLOSING...................................................................47
------------------------------------

         6.1      Conditions to Each Party's Obligation to Effect the Closing..........................47
         ---      ------------------------------------------------------------

         6.2      Conditions to Purchaser's Obligation to Effect the Closing...........................47
         ---      -----------------------------------------------------------

         6.3      Conditions to Seller's Obligations to Effect the Closing.............................48
         ---      ---------------------------------------------------------

         6.4      Frustration of Closing Conditions....................................................49
         ---      ----------------------------------

ARTICLE VII THE CLOSING; TERMINATION OF AGREEMENT......................................................49
-------------------------------------------------

         7.1      The Closing..........................................................................49
         ---      ------------

         7.2      Termination..........................................................................50
         ---      ------------

ARTICLE VIII DELIVERIES AT THE CLOSING.................................................................51
--------------------------------------

         8.1      Deliveries by Seller at the Closing..................................................51
         ---      ------------------------------------

         8.2      Deliveries by Purchaser at the Closing...............................................52
         ---      ---------------------------------------

ARTICLE IX EMPLOYEES AND EMPLOYEE BENEFITS.............................................................53
------------------------------------------

         9.1      Transferred Employees................................................................53
         ---      ----------------------

         9.2      Excluded Employees...................................................................53
         ---      -------------------

ARTICLE X CLOSING AND POST-CLOSING COVENANTS; INDEMNIFICATION..........................................54
-------------------------------------------------------------

         10.1     Representations and Warranties; Effective Period for Indemnification.................54
         ----     ---------------------------------------------------------------------

         10.2     Indemnification......................................................................54
         ----     ----------------

         10.3     Payment of Brokers' or Finders' Fees.................................................58
         ----     -------------------------------------

         10.4     Purchase Price Allocation............................................................58
         ----     --------------------------

         10.5     Tax Matters..........................................................................58
         ----     ------------

ARTICLE XI GENERAL ....................................................................................59
------------------

         11.1     Amendments...........................................................................59
         ----     -----------

         11.2     Integrated Contract..................................................................59
         ----     --------------------

         11.3     Governing Law........................................................................60
         ----     --------------

                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----


         11.4     Notices..............................................................................60
         ----     --------

         11.5     Assignment...........................................................................61
         ----     -----------

         11.6     No Third Party Beneficiaries.........................................................61
         ----     -----------------------------

         11.7     Headings.............................................................................61
         ----     ---------

         11.8     Counterparts.........................................................................62
         ----     -------------

         11.9     Expenses.............................................................................62
         ----     ---------

         11.10    Severability; Enforcement............................................................62
         -----    --------------------------

         11.11    Jurisdiction.........................................................................62
         -----    -------------

         11.12    Exhibits/Schedules...................................................................63
         -----    -------------------


                                       v